UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

HYPERSCALE DATA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT

(SUBJECT TO COMPLETION)

HYPERSCALE DATA, INC.

11411 Southern Highlands Pkwy, Suite 190

Las Vegas, NV 89141

Telephone: (949) 444-5464

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held on December __, 2026

We cordially invite you to attend the Annual Meeting (the “Meeting”) of stockholders of Hyperscale Data, Inc. (the “Company”). In the interest of providing our stockholders with greater access and flexibility to attend the Meeting, notice is hereby given that the location, date and time of the Meeting will be held in a virtual meeting format only on December __, 2026 at 12:00 P.M. Eastern Time. You will not be able to attend the Meeting in person.

To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/XXXXXX. To log in to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Proxy Card included with this Proxy Statement.

The Meeting will be held for the following purposes:

•	To elect the seven (7) director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders (the “Director Proposal”);

•	To ratify the appointment of CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Proposal”);

•	To approve an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Class A common stock, par value $0.001 per share (the “Class A Common Stock”) by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December __, 2027, with the exact ratio to be set at a whole number within this range as determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);

•	To approve, pursuant to Rule 713(a) of the NYSE American, the conversion of the Company’s 7.5% OID Convertible Promissory Notes (the “Notes”) in the principal amount of up to $27,027,027.03 into the Class A Common Stock, some of which Notes were issued, and some of which could be issued, pursuant to the Note Purchase Agreement dated November 6, 2026 (the “Note Financing Proposal”);

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting (the “Adjournment Proposal”); and

•	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement sets forth additional information regarding the Meeting and provides you with detailed information regarding the business to be considered at the Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only stockholders of record at the close of business on _________, 2026, the record date for the Meeting, will be entitled to vote at the Meeting or any adjournments or postponements thereof. The proxy materials will be mailed to stockholders on or about November __, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to be held on December__, 2026:

This Notice of Meeting of Stockholders and the accompanying Proxy Statement are available on the Internet at www.envisionreports.com/GPUS for registered holders and http://www.edocumentview.com/GPUS for street holders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Milton C. Ault III

Executive Chairman

November __, 2026

HOW TO VOTE: Your vote is important. Whether or not you plan to virtually attend the Meeting, we hope you will vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to Hyperscale Data, Inc., 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV 89141, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions. You may revoke a previously submitted proxy at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your proxy vote, you may do so automatically by voting at the Meeting.

TABLE OF CONTENTS
Page
INFORMATION CONCERNING THE MEETING	1
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	3
PROPOSAL NO. 1: ELECTION OF DIRECTORS	8
Information about the Nominees	8
Involvement in Certain Legal Proceedings	10
Family Relationships & Certain Officers’ Relationship with Ault & Company, Inc.	11
Board Independence	11
Stockholder Communications with the Board	11
Meetings and Committees of the Board	11
Board Committees	12
Section 16(a) Beneficial Ownership Reporting Compliance	14
Code of Ethics	14
Director Compensation	14
Required Vote and Board Recommendation	15
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2025	16
Fees Paid to Auditor	16
Pre-Approval Policies and Procedures	17
Report of the Audit Committee of the Board of Directors	17
Required Vote and Board Recommendation	17
PROPOSAL NO. 3: AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF CLASS A COMMON STOCK	18
Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split	18
Procedure for Implementing the Reverse Stock Split	19
Effect of the Reverse Stock Split on Holders of Outstanding Class A Common Stock	19
Beneficial Holders of Class A Common Stock (i.e. stockholders who hold in street name)	20
Registered “Book-Entry” Holders of Class A Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)	20
Holders of Certificated Shares of Class A Common Stock	20
Fractional Shares	21
Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards, Warrants and Convertible or Exchangeable Securities	21
Accounting Matters	21
Certain Federal Income Tax Consequences of the Reverse Stock Split	21
U.S. Holders	22
No Appraisal Rights	22
Required Vote and Board Recommendation	22
PROPOSAL NO. 4: APPROVAL, PURSUANT TO NYSE AMERICAN LISTING RULE 713(a), OF THE CONVERSION OF 7.5% OID CONVERTIBLE PROMISSORY NOTES PURSUANT TO THE NOTE PURCHASE AGREEMENT WITH THE INVESTOR	23
Description of the Purchase Agreement, the Notes and the Offering	23
Stockholder Approval Requirement	24
Reasons for Transaction	24
Effect on Current Stockholders; Dilution	25
Required Vote and Board Recommendation	25
PROPOSAL NO. 5: PROPOSAL TO ADJOURN THE MEETING	26
Required Vote and Board Recommendation	26
INFORMATION ABOUT THE EXECUTIVE OFFICERS	27
Executive Officers	27
Involvement In Certain Legal Proceedings	27
EXECUTIVE COMPENSATION	28
Summary Compensation Table	28
Employment Agreement with Milton C. Ault, III	29
Employment Agreement with William B. Horne	30
Employment Agreement with Henry Nisser	30

HYPERSCALE DATA, INC.

11411 Southern Highlands Pkwy, Suite 190

Las Vegas, NV 89141

Telephone: (949) 444-5464

PRELIMINARY PROXY STATEMENT

FOR THE MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER __, 2026

INFORMATION CONCERNING THE ANNUAL MEETING

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Hyperscale Data, Inc. (the “Company”), for use at the Annual Meeting of the Company’s stockholders (the “Meeting”) to be held in virtual format on December __, 2026 at 12:00 P.M. Eastern Time and at any adjournments thereof. Whether or not you expect to attend the Meeting, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to stockholders on or about November __, 2026.

The Meeting will be held in a virtual meeting format only. You will not be able to attend the Meeting in person. To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/XXXXXX. To login to the virtual meeting you have two option: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

Action to be taken under Proxy

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Milton C. “Todd” Ault, III, the Company’s Executive Chairman, William B. Horne, its Chief Executive Officer, Henry Nisser, its President and General Counsel, or any one of them who acts, will vote:

•	To elect the seven (7) director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders (the “Director Proposal”);

•	To ratify the appointment of CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Proposal”);

•	To approve an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Class A common stock, par value $0.001 per share (the “Class A Common Stock”) by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December ___, 2027, with the exact ratio to be set at a whole number within this range as determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);

•	To approve, pursuant to Rule 713(a) of the NYSE American, the conversion of the Company’s 7.5% OID Convertible Promissory Notes (the “Notes”) in the principal amount of up to $27,027,027.03 into the Class A Common Stock, some of which Notes were issued, and some of which could be issued, pursuant to the Note Purchase Agreement dated November 6, 2026 (the “Note Financing Proposal”); and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting (the “Adjournment Proposal”).

By submitting your proxy (via the Internet, telephone or mail), you authorize Milton C. “Todd” Ault, III, the Company’s Executive Chairman and William B. Horne, the Company’s Chief Executive Officer, to represent you and vote your shares at the Meeting in accordance with your instructions. They also may vote your shares to adjourn the Meeting and will be authorized to vote your shares at any postponements or adjournments of the Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

Who is Entitled to Vote; Vote Required; Quorum

As of the record date of November ___, 2026 (the “Record Date”), there were (i) ________ shares of Class A Common Stock issued and outstanding, (ii) _____________ shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and with the Class A Common Stock, the “Common Stock”) issued and outstanding, (iii) 3,884.84216 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), (iv) 50,000 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”), (v) 960 shares of the Company’s Series G Convertible Preferred Stock (the “Series G Preferred Stock”) and ___________ shares of the Company’s Series H Convertible Preferred Stock (the “Series H Preferred Stock” and with the Series B Preferred Stock, the Series C Preferred Stock and the Series G Preferred Stock, the “Preferred Stock”) issued and outstanding.

The Common Stock and the Preferred Stock are collectively referred to in this Proxy Statement as the “Capital Stock,” which together constitute all of the outstanding voting capital stock of the Company. As of the Record Date, the shares of Preferred Stock were convertible into __________ shares of Class A Common Stock, excluding any additional shares that are currently issuable as a result of beneficial ownership blockers on conversion of such shares of Preferred Stock.

Stockholders are entitled to one vote for each share of Class A Common Stock and to ten votes for each share of Class B Common Stock held by them.

Ault & Company, Inc. (“A&C”), the owner of all shares of Preferred Stock other than the Series B Preferred Stock, is entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Corporation Law (“DGCL”) and the NYSE American (at times referred to as the “Exchange”), provided, however, that for purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series C Preferred Stock is entitled to cast, shall not be lower than $538.125, which represents the closing sale price of the Class A Common Stock on the trading day immediately prior to the execution date of the securities purchase agreement which provides for A&C’s ability to acquire Series C Preferred Stock. Further, for purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series G Preferred Stock is entitled to cast, shall not be lower than $31.22, which represents the closing sale price of the Class A Common Stock on the trading day immediately prior to the execution date of the securities purchase agreement which provides for A&C’s ability to acquire Series G Preferred Stock. Finally, for purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series H Preferred Stock is entitled to cast, shall not be lower than $3.60, which represents the closing sale price of the Class A Common Stock on the trading day immediately prior to the execution date of the securities purchase agreement which provides for A&C’s ability to acquire Series H Preferred Stock.

The Series B Preferred Stock is owned by SJC Lending LLC, a Delaware limited liability company (“SJC”). For purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series B Preferred Stock is entitled to cast, shall not be lower than $12.20, which represents the closing sale price of the Class A Common Stock on the trading day immediately prior to the execution date of the securities purchase agreement which provides for SJC’s ability to acquire Series B Preferred Stock.

As of the Record Date, A&C held ____________ shares of Class A Common Stock, _____________ shares of Class B Common Stock that are entitled to cast ___________ votes, 50,000 shares of Series C Preferred Stock that are entitled to cast _________ votes, 960 shares of Series G Preferred Stock that are entitled to cast _________ votes and 4,000 shares of Series H Preferred Stock that are entitled to cast ___________ votes, entitling it to cast the combined voting power of __________ shares of Class A Common Stock. As of the Record Date, SJC held 3,884.84216 shares of Series B Preferred Stock that are entitled to cast ___________ votes.

Thirty-five percent (35%) of the ___________ aggregate number of votes entitled to be cast at the Meeting (the “Eligible Voting Capital Stock”), or _______________ such votes, will constitute a quorum at the Meeting.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, Proposals 1 (Director Proposal), 3 (Reverse Stock Split Proposal) and 4 (Note Financing Proposal) are considered to be ”non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposals 2 (Auditor Proposal) and 5 (Adjournment Proposal) are considered to be a “routine” matters under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2 and 5.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the purpose of the Meeting?

At the Meeting, the stockholders will be asked:

•	To elect the seven (7) director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders (the “Director Proposal”);

•	To ratify the appointment of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Proposal”);

•	To approve an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Class A common stock, par value $0.001 per share (the “Class A Common Stock”) by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December ___, 2027, with the exact ratio to be set at a whole number within this range as determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);

•	To approve, pursuant to Rule 713(a) of the NYSE American, the conversion of the Company’s 7.5% OID Convertible Promissory Notes (the “Notes”) in the principal amount of up to $27,027,027.03 into the Class A Common Stock, some of which Notes were issued, and some of which could be issued, pursuant to the Note Purchase Agreement dated November 6, 2026 (the “Note Financing Proposal”); and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting (the “Adjournment Proposal”).

Who is entitled to vote?

The Record Date for the Meeting is November ___, 2026. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting. Stockholders are entitled to one vote for each share of Common Stock held by them.

Thirty-five percent (35%) of the __________ outstanding shares of Eligible Capital Stock will constitute a quorum at the Meeting.

 Why am I receiving these materials?

We have sent you these proxy materials because the Board of the Company is soliciting your proxy to vote at the Meeting. According to our records, you were a stockholder of the Company as of the end of business on the Record Date for the Meeting.

You are invited to vote on the proposals described in this proxy statement.

The Company intends to mail these proxy materials on or about November ___, 2026, to all stockholders of record on the Record Date.

What is included in these materials?

These materials include:

•	the Notice of Annual Meeting of Stockholders;

•	this Proxy Statement for the Meeting;

•	our Annual Report on Form 10-K for the year ended December 31, 2025; and

•	the Proxy Card.

What is the proxy card?

The proxy card enables you to appoint Milton C. “Todd” Ault, III, the Company’s Executive Chairman, William B. Horne, the Company’s Chief Executive Officer and Henry Nisser, the Company’s President & General Counsel, as your representatives at the Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting.

Can I view these proxy materials over the Internet?

Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card are available at www.envisionreports.com/GPUS.

How can I attend the Meeting?

The Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Meeting. No physical meeting will be held.

You will be able to attend the Meeting online by visiting meetnow.global/XXXXXX to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number. You also will be able to vote your shares online by attending the Meeting by webcast.

To participate in the Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 12:00 P.M. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting virtually on the Internet.

To register to attend the Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your ownership of Common Stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M., Eastern Time, on December ___, 2026.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare
Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Why are you holding a virtual meeting instead of a physical meeting?

We are embracing the latest technology in order to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.

How do I vote?

Either (1) mail your completed and signed proxy card(s) to Hyperscale Data, Inc., 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV 89141, Attention: Corporate Secretary, (2) call the toll-free number printed on your proxy card(s) and follow the recorded instructions or (3) visit the website indicated on your proxy card(s) and follow the on-line instructions. If you are a registered stockholder and attend the Meeting, then you may deliver your completed proxy card(s) or vote pursuant to the instructions on the proxy card. If your shares are held by your broker or bank, in “street name,” then you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not give instructions to your record holder, it will nevertheless be entitled to vote your shares in its discretion on the Auditor Proposal, but not on any other proposal.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee (the “record holder”), along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, your shares may be voted by your broker in its discretion on Proposals 2 and 5.

As the beneficial owner of shares, you are invited to attend the Meeting. If you are a beneficial owner, however, you may not vote your shares at the Meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

How many shares must be present to hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, by proxy, of the holders of thirty-five percent (35%) of the shares of Eligible Capital Stock outstanding on the Record Date will constitute a quorum. Proxies received but marked as abstentions will be counted towards the quorum.

What if a quorum is not present at the Meeting?

If a quorum is not present or represented at the Meeting, the holders of a majority of Eligible Capital Stock entitled to vote at the Meeting who are present in person or represented by proxy, or the chairman of the Meeting, may adjourn the Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Is there a deadline for submitting proxies electronically or by telephone or mail?

Proxies submitted electronically or by telephone as described above must be received by 11:59 A.M. Eastern Time on December __, 2026. Proxies submitted by mail should be received before 12:00 P.M. Eastern Time on December ___, 2026.

Can I revoke my proxy and change my vote?

You may change your vote at any time prior to the taking of the vote at the Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to the Company’s Executive Chairman at Hyperscale Data, Inc., 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV 89141, prior to your shares being voted, or (3) virtually attending the Meeting and voting in accordance with the instructions on the proxy card. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Meeting and voting.

Who can participate in the Meeting?

Only stockholders eligible to vote or their authorized representatives in possession of a valid control number will be admitted as participants to the Meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

How does the Board of Directors recommend I vote on the proposals?

Our Board unanimously recommends that you vote your shares “FOR” each of the proposals presented in this Proxy Statement, consisting of:

(i)	The Director Proposal;

(ii)	The Auditor Proposal;

(iii)	The Reverse Split Proposal;

(iv)	The Note Financing Proposal; and

(v)	The Adjournment Proposal.

Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.

What if I do not specify how my shares are to be voted?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online at the Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the Director Proposal, the Auditor Proposal, the Reverse Split Proposal, the Note Financing Proposal and the Adjournment Proposal. If any other matter is properly presented at the Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Will any other business be conducted at the Meeting?

The Company’s bylaws require stockholders to give advance notice of any proposal intended to be presented at the Meeting. We have not received any such notices. Accordingly, the Company does not anticipate any additional business will be conducted at the Meeting.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes	Matter
1	Election of directors	Each of the seven directors receiving the greatest number of “FOR” votes, which may or may not constitute a majority	No effect	No effect	Non-routine
2	Ratification of auditors	“FOR” votes from the holders of a majority of the shares of the Eligible Voting Capital Stock present in person or by proxy and voting at the Meeting	Against	Not applicable (1)	Routine
3	Reverse Stock Split	“FOR” votes actually cast by the holders of a majority of the shares of the Eligible Voting Capital Stock cast at the Meeting	No effect	No effect	Non-routine
4	Note Financing	“FOR” votes actually cast by the holders of a majority of the shares of the Eligible Voting Capital Stock cast at the Meeting	No effect	No effect	Non-routine
5	Adjournment	“FOR” votes from the holders of a majority of the shares of the Eligible Voting Capital Stock present in person or by proxy and voting at the Meeting	Against	Not applicable (1)	Routine

(1)	This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters include director elections (whether contested or uncontested) and matters involving a contest or a matter that may substantially affect the rights or privileges of stockholders.

In connection with the treatment of abstentions and broker non-votes, the proposals at this meeting to approve the (i) Director Proposal, (ii) Reverse Stock Split Proposal and (iii) Note Financing Proposal are considered “non-routine” matters, and brokers are not entitled to vote uninstructed shares with respect to these proposals. The proposals to approve the Auditor Proposal and the Adjournment Proposal are routine matters that brokers are entitled to vote upon without receiving instructions.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. The Board has engaged Georgeson to assist in the solicitation of proxies for a fee of approximately $___________, plus an additional per holder fee for any solicitation of individual holders and reimbursement of out-of-pocket expenses. Directors and employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. We will also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another stockholder of the Company. Why has our household only received one set of proxy materials?

The rules of the Securities and Exchange Commission’s (“SEC”) permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to stockholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any stockholder at that address.

How can I find out the results of the voting at the Meeting?

Final voting results will be disclosed in a Form 8-K filed after the Meeting.

Who can help answer my questions?

You can contact our corporate headquarters, at Hyperscale Data, Inc., 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV 89141, by sending a letter to Milton C. “Todd” Ault, III, our Executive Chairman, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

In addition, you can also contact:

Georgeson

Telephone (toll-free in North America): ____________

Telephone (outside of North America): ______________

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information about the Nominees

At the Meeting, the stockholders will elect seven (7) directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Assuming a quorum is present, the seven (7) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of each of the seven (7) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. All of the director nominees currently serve as directors.

Name	Age	Current Position	Served As a Director and/or Officer Since
Milton C. Ault, III	56	Executive Chairman	2017
William B. Horne	58	Chief Executive Officer and Vice Chairman	2016
Henry Nisser	58	President, General Counsel and Director	2019
Michael Lorber (1)	70	Independent Director	2026
Jeffrey A. Bentz (2) (4) (6)	67	Independent Director	2018
Mordechai Rosenberg (3) (4) (6)	79	Independent Director	2015
Robert O. Smith (4) (5) (6)	82	Lead Independent Director	2016

(1)	Chair of the Audit Committee
(2)	Chair of the Compensation Committee
(3)	Chair of the Nominating and Corporate Governance Committee
(4)	Member of the Audit Committee
(5)	Member of the Compensation Committee
(6)	Member of the Nominating and Corporate Governance Committee

The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee’s business experience during the past five years, as well as the specific experiences, qualifications, attributes and skills that have led the Board to determine that such Board members should serve on our Board, has been furnished to the Company by the respective director nominees:

Milton C. Ault, III has served as our Executive Chairman since January 2021. Between December 2017 and January 2021, Mr. Ault was our Chief Executive Officer and between March 2017 and December 2017, Mr. Ault served as our Executive Chairman. Mr. Ault has served as a director of Alzamend Neuro, Inc., an issuer listed on Nasdaq (“Alzamend”) since January 2024. Mr. Ault is Alzamend’s founder and served as Chairman of the Board and a director from inception in 2016 until its initial public offering in June 2021. Since May 2025, Mr. Ault has served as a director of DeFi Capital Markets, Inc. (formerly, Universal Safety Products, Inc.), an issuer listed on the NYSE American (“DeFi Capital”). Mr. Ault has served as Chairman and Chief Executive Officer of A&C since December 2015, and as Chairman of Avalanche International Corp. (“AVLP”) from September 2014 until its liquidation in March 2025. Since January 2011, Mr. Ault has been the Vice President of Business Development for MCKEA Holdings, LLC, a family office. Since January 2024, Mr. Ault has served as the Chairman and Chief Executive Officer of RiskOn International, Inc., an issuer quoted on the OTCPK (“ROI”). Mr. Ault served as the Chairman of the Board of Ault Disruptive Technologies Corporation, an issuer previously listed on the NYSE American (“Ault Disruptive”) since its incorporation in February 2021 until October 2024. Between April 2023 and September 2024, Mr. Ault served as the Executive Chairman of the board of directors of Algorhythm Holdings, Inc., an issuer listed on Nasdaq (“RIME”). Mr. Ault has served as Chairman and Chief Executive Officer of A&C since December 2015. Mr. Ault is a seasoned business professional and entrepreneur who has spent more than twenty-seven years identifying value in various financial markets including equities, fixed income, commodities, and real estate. Throughout his career, Mr. Ault has consulted for a few publicly traded and privately held companies, providing each of them the benefit of his diversified experience, that range from development stage to seasoned businesses. We believe that Mr. Ault’s business background demonstrates he has the qualifications to serve as one of our directors and as Executive Chairman.

William B. Horne has served as a member of our Board since October 2016. On January 19, 2021, Mr. Horne resigned as President and was appointed as the Chief Executive Officer. On August 19, 2020, Mr. Horne resigned as our Chief Financial Officer and was appointed as our President. He was appointed as our Chief Financial Officer on January 25, 2018. Prior to his appointment as our Chief Financial Officer, Mr. Horne served as one of our independent directors. Mr. Horne has served as the Chief Executive Officer and on the board of directors of Ault Disruptive since its incorporation in February 2021. Mr. Horne has served on the board of directors of Gresham Worldwide, Inc. (“GWW”) since September 2022. Mr. Horne has served on the board of directors of Alzamend since June 1, 2016 and became its Chairman of the board upon consummation of its IPO. Mr. Horne has served as a director and Chief Financial Officer of AVLP from June 2016 until its liquidation in March 2025. Mr. Horne has served as a director and Chief Financial Officer of A&C since October 2017.  He served as the Chief Financial Officer of Targeted Medical Pharma, Inc. from August 2013 to May 2019. Mr. Horne previously held the position of Chief Financial Officer in various public and private companies in the healthcare and high-tech field. Mr. Horne has a Bachelor of Arts Magna Cum Laude in Accounting from Seattle University. We believe that Mr. Horne's extensive financial and accounting experience in diversified industries and with companies involving complex transactions give him the qualifications and skills to serve as one of our directors.

Henry C. W. Nisser served as our Executive Vice President and General Counsel since May 2019, and has served as our President and as one of our directors since September 2020. Mr. Nisser has served as Alzamend’s Executive Vice President and General Counsel on a part-time basis since May 2019. Mr. Nisser was appointed as a director of Alzamend in September 2020. Since March 2023, Mr. Nisser has served as the President, General Counsel and director of ROI. Since May 2025, Mr. Nisser has served as a director of DeFi Capital. Between February 2021 and October 2024, Mr. Nisser served as the President, General Counsel and a director of Ault Disruptive. Between April 2023 and August 2024, Mr. Nisser served as a director of RIME. Mr. Nisser was the Executive Vice President and General Counsel of AVLP from March 2019 until its liquidation in March 2025. From December 15, 2021 through March 16, 2022, Mr. Nisser served as Chief Executive Officer and on the board of directors of TurnOnGreen, Inc. From October 2011 through April 2019, Mr. Nisser was an associate and subsequently a partner with Sichenzia Ross Ference LLP, a law firm in New York. While with this law firm, his practice was concentrated on national and international corporate law, with a particular focus on U.S. securities compliance, public as well as private M&A, equity and debt financings and corporate governance. Mr. Nisser received his B.A. degree from Connecticut College, where he majored in International Relations and Economics. He received his LL.B. from University of Buckingham School of Law in the United Kingdom. We believe that Mr. Nisser’s extensive legal experience involving complex transactions and comprehensive knowledge of securities laws and corporate governance requirements applicable to listed companies give him the qualifications and skills to serve as one of our directors.

Robert O. Smith serves as our lead independent director. He was previously a member of our board from November 2010 to May 2015. Mr. Smith is currently an independent C-level executive consultant working with Bay Area high-tech firms on various strategic initiatives in all aspects of their business. Mr. Smith has served on the board of directors of GWW since September 2022. Mr. Smith has served on the board of directors of ROI since October of 2023, where he acts as ROI’s lead independent director as well as the chairman of its audit committee. Mr. Smith served on the board of directors of Ault Disruptive since its inception in February 2021 until October 2024. From 2004 to 2007, he served on the board of directors of Castelle Corporation. From 1990 to 2002, he was our President, Chief Executive Officer and Chairman of the Board. From 1980 to 1990, he held several management positions with Computer Products, Inc., the most recent being President of its Compower/Boschert division. From 1970 to 1980, he held managerial accounting positions with Ametek/Lamb Electric and with the JM Smucker Company. Mr. Smith received his BBA degree in Accounting from Ohio University. We believe that Mr. Smith’s executive-level experience, including his previous service as our President, Chief Executive Officer and Chairman of our Board, his extensive experience in the accounting industry, and his service on our Board from November 2010 until May 2015, give him the qualifications and skills to serve as one of our directors.

Jeffrey A. Bentz serves as one of our independent directors. Bentz is an experienced businessman who served from 1994 to 2022 as President of North Star Terminal & Stevedore Company, a full-service stevedoring company located in Alaska and whose major areas of business include terminal operations and management, stevedore services, and heavy equipment operations. Mr. Bentz served on the board of directors of Ault Disruptive since its inception in February 2021 until October 2024. Mr. Bentz has served on the board of directors of GWW since September 2022. He also has served as a director and advisor to several private companies and agencies. Mr. Bentz obtained a B.A. in Business and Finance from Western Washington University in 1981. We believe that Mr. Bentz’s executive-level experience, including his operational and financial oversight of companies with multiple profit centers and his extensive experience in the real estate and commercial services industries give him the qualifications and skills to serve as one of our directors.

Mordechai Rosenberg serves as one of our independent directors. He has served as an independent consultant to various companies in the design and implementation of homeland security systems in Europe and Africa since 2010. From 2004 to 2009, he served as a special consultant to Bullet Plate Ltd., a manufacturer of armor protection systems, and NovIdea Ltd., a manufacturer of perimeter and border security systems. From 2000 to 2003, Mr. Rosenberg was the general manager of ZIV U.P.V.C Products Ltd.’s doors and window factory. Mr. Rosenberg is an active reserve officer and a retired colonel from the Israeli Defense Force (IDF), where he served for 26 years and was involved in the development of weapon systems. In the IDF, Mr. Rosenberg served in various capacities, including, company, battalion and brigade commander, head of the training center for all IDF infantry, and head of the Air Force’s Special Forces. Mr. Rosenberg received a B.A in History from the University of Tel Aviv and a Master of Arts in Political Science from the University of Haifa in Israel. Mr. Rosenberg graduated from the course of Directors & Officers at the College of Management, Tel Aviv. We believe that Mr. Rosenberg’s business background gives him the qualifications to serve as one of our directors.

Michael H. Lorber has served as a director since January 2026. Mr. Lorber served as the Audit Partner at Baker Tilly US, LLP in their San Diego, California office, from November 2020 until his retirement in May 2024. Prior to Baker Tilly, Mr. Lorber was an Audit Partner at Squar Milner, LLP, in their San Diego, California office, between January 2005 and October 2020. Previously, Mr. Lorber served as the Chief Financial Officer for Visijet, Inc., Chief Financial Officer at Sagient Research Systems, Inc., Vice President – Finance and Chief Financial Officer for Promark Sports, Inc., Vice President – Finance and Chief Financial Officer for Tomahawk II, Inc., and Vice President and Chief Financial Officer for Lidak Pharmaceuticals (currently Avanir Pharmaceuticals). Mr. Lorber received his Bachelor of Science in Accounting from the University of Illinois at Champaign-Urbana. Mr. Lorber was a Certified Public Accountant in California from January 1982 through March 1986 and from October 2005 through March 2026. We believe that Mr. Lorber's extensive financial and accounting experience in diversified industries and with companies involving complex transactions give him the qualifications and skills to serve as one of our directors.

Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board.

Involvement in Certain Legal Proceedings

To our knowledge, and except as disclosed below, none of our current directors has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;*

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; **

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

* On March 28, 2025, our former majority owned subsidiary, Avalanche International Corp. (“AVLP”), filed a voluntary petition in the United States Bankruptcy Court for the District of Nevada seeking relief under the provisions of Chapter 7 of Title 11 of the United States Code. The filing placed AVLP under the control of the bankruptcy court, which oversaw its liquidation, which occurred in March 2025. Consequently, AVLP no longer exists and is therefore not a subsidiary of ours. Mr. Horne served as Chief Financial Officer of AVLP from June 2016 until its bankruptcy was effectuated in March 2025.

** The Company issued a press release on August 15, 2023 which summarized the terms of the Company’s and Messrs. Ault and Horne’s settlement with the SEC. The press release announced, in pertinent part, that, “Under terms of the settlement, the Company, Mr. Ault, and Mr. Horne neither admit nor deny the SEC’s findings, which do not entail intentional misconduct. The Company will pay a civil penalty of $700,000 that was fully accrued in the fourth quarter of 2022; Mr. Ault will pay disgorgement of $85,504 and a civil penalty of $150,000; and Mr. Horne will pay a civil penalty of $20,720. In addition, the Company has undertaken to retain an independent consultant to conduct a comprehensive review of the Company’s internal control over financial reporting and disclosure controls and procedures, and to issue a report providing recommendations for improvements.” All the foregoing payments were made in August 2023.

The action brought by the SEC alleged that (i) the Company had violated Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”) and Sections 13(a), 13(b)(2)(A), 13(b)(2)(B) and 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Exchange Act Rules 12b-20, 13a-1, 13a-11, 13a-13, 13a-15(a), 14a-3, and 14a-9 thereunder, (ii) Mr. Ault had violated, and caused the Company to violate, Sections 17(a)(2) and 17 (a)(3) of the Securities Act and Exchange Act Section 14(a) and Exchange Act Rules 14a-3 and 14a-9, caused the Company’s violations of Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) and Exchange Act Rules 13a-1, 13a-11, 13a-13, and 12b-20, and violated Exchange Act Rule 13b2-1, and (iii) Mr. Horne violated Exchange Act Rule 13b2-1 and caused the Company’s violations of Exchange Act Sections 13(b)(2)(A) and 13(b)(2)(B). In summary, the foregoing sections and rules relate to alleged violations of U.S. federal securities laws consisting of, without limitation, material misstatements regarding certain businesses of the Company, the failure to disclose interests in related person transactions, improper recording of purported consulting services, erroneous accounting of investments, and the failure to maintain accounting and disclosure controls.

Further, the SEC ordered each of the Company, Mr. Ault and Mr. Horne cease and desist from committing or causing any violations and future violations of the foregoing sections and rules of the Securities Act and Exchange Act that the SEC had alleged had been violated by each of them.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Family Relationships & Certain Officers’ Relationship with Ault & Company, Inc.

There are no family relationships among any of the directors or executive officers.

Certain Officers’ Relationship with A&C

As of the Record Date, A&C, of which Milton C. (Todd) Ault, III is the chief executive officer, beneficially owned ________ shares of our Class A Common Stock, consisting of (i) _________ shares of Class A Common Stock owned, (ii) ___________ shares of Class B Common Stock that are convertible into _________ shares of Class A Common Stock on a one-for-one basis but and carry the voting power of ___________ shares of Class A Common Stock, (iii) _________ shares of Class A Common Stock issuable upon conversion of Series C Convertible Preferred Stock, (iv) __________ shares of Class A Common Stock issuable upon conversion of Series G Convertible Preferred Stock, (v) ___________ shares of Class A Common Stock issuable upon conversion of Series H Convertible Preferred Stock and (vi) 639,052 shares of Class A Common Stock underlying warrants that are either presently exercisable or exercisable within 60 days of the Record Date. As of the Record Date, A&C beneficially owns approximately _______% of our Common Stock and had the right to cast total votes of approximately _______% of all votes entitled to be cast at a stockholder meeting.

Although we have relied on A&C to finance us in the past, we cannot assure you that A&C will assist us in the future. We would far prefer to rely on A&C’s assistance compared to other sources of financing as the terms it provides us are in general more favorable to us than we could obtain elsewhere. However, Messrs. Ault, Horne and Nisser could face a conflict of interest in that they serve on the board of directors of each of A&C and our company. If they determine that an investment in our company is not in A&C’s best interest, we could be forced to seek financing from other sources that would not necessarily be likely to provide us with equally favorable terms.

Board Independence

Our Board has undertaken a review of the independence of each director and director nominee and has determined that Messrs. Lorber, Smith, Bentz, and Rosenberg are independent, and that each director who serves on or is nominated for each of its committees is independent, as such term is defined by standards of the SEC and the NYSE American. None of Messrs. Ault, Horne or Nisser meets the independence standards.

Stockholder Communications with the Board

The Company’s stockholders may communicate with the Board, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of Hyperscale Data, Inc., Attention: Secretary, 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV 89141. All communications will be compiled by the Secretary and submitted to the addressee. If the Board modifies this process, the revised process will be posted on the Company’s website.

Meetings and Committees of the Board

During the fiscal year ended December 31, 2025, the Board held 9 meetings and acted by unanimous written consent 17 times, the Audit Committee held 4 meetings and acted by unanimous written consent 1 time, the Nominating and Corporate Governance Committee held zero meetings and acted by unanimous written consent 1 time and the Compensation Committee held zero meetings and approved no actions by unanimous written consent.

Board Committees

The Board has standing Audit, Nominating and Corporate Governance and Compensation Committees. Information concerning the membership and function of each committee is as follows:

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Michael Lorber	** ***
Jeffrey A. Bentz	*	*	**
Moti Rosenberg	*	**	*
Robert O. Smith	* ***	*	*

* Member of Committee

** Chairman of Committee

*** “Audit committee financial expert” as defined in SEC regulations.

Corporate Governance

Our Board is currently composed of seven members and maintains the following three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nominating and Governance Committee. The membership and the function of each of the committees are described below. Our Board may, from time to time, establish a new committee or dissolve an existing committee depending on the circumstances. Current copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee can be found on our website at www.hyperscaledata.com.

Audit Committee

Messrs. Lorber, Smith, Rosenberg and Bentz currently comprise the Audit Committee of our Board. Our Board has determined that each of the current members of the Audit Committee satisfies the requirements for independence and financial literacy under the standards of the SEC and the NYSE American. Our Board has also determined that Messrs. Lorber and Smith each qualifies as an “audit committee financial expert” as defined in SEC regulations and satisfy the financial sophistication requirements set forth in the NYSE American Rules. Mr. Lorber serves as the Chairman of the Audit Committee.

The Audit Committee is responsible for, among other things, selecting and hiring our independent auditors, approving the audit and pre-approving any non-audit services to be performed by our independent auditors; reviewing the scope of the annual audit undertaken by our independent auditors and the progress and results of their work; reviewing our financial statements, internal accounting and auditing procedures, and our compliance with legal and regulatory requirements as they relate to financial reporting; and reviewing the services performed by our independent auditors to determine if the services rendered are compatible with maintaining the independent auditors’ impartial opinion.

Compensation Committee

Messrs. Smith, Rosenberg and Bentz currently comprise the Compensation Committee of our Board. Our Board has determined that each of the current members of the Compensation Committee meets the requirements for independence under the standards of the NYSE American. Mr. Bentz serves as Chairman of the Compensation Committee.

The Compensation Committee is responsible for, among other things, reviewing and approving executive compensation policies and practices; reviewing and approving salaries, bonuses and other benefits paid to our officers, including our Executive Chairman, Chief Executive Officer, President and Chief Financial Officer; and administering our stock option plans and other benefit plans.

Nominating and Governance Committee

Messrs. Smith, Rosenberg and Bentz currently comprise the Nominating and Governance Committee of our Board. Our Board has determined that each of the current members of the Nominating and Governance Committee meets the requirements for independence under the standards of the NYSE American. Mr. Rosenberg serves as Chairman of the Nominating and Governance Committee.

The Nominating and Governance Committee is responsible for, among other things, assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board; developing and recommending governance principles applicable to our Board; overseeing the evaluation of our Board and management; and recommending potential members for each Board committee to our Board.

The Nominating and Governance Committee considers diversity when identifying Board candidates. In particular, it considers such criteria as a candidate’s broad-based business and professional skills, experiences and global business and social perspective.

In addition, the Committee seeks directors who exhibit personal integrity and a concern for the long-term interests of stockholders, as well as those who have time available to devote to Board activities. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities.

Executive Committee

We were founded by Milton C. (Todd) Ault, III, our Executive Chairman, and are led by Mr. Ault, William B. Horne, our Chief Executive Officer and Vice Chairman, and Henry Nisser, our President and General Counsel. Together, they constitute the Executive Committee, which manages the day-to-day operations of the holding company. Our long-term objective is to maximize per share intrinsic value. All major investment and capital allocation decisions are made for us by Mr. Ault and the Executive Committee.

On October 7, 2019, we created an Executive Committee which is comprised of our Executive Chairman, Chief Executive Officer and President. The Executive Committee meets on a daily basis to address the Company’s critical needs and provides a forum to approve transactions which are communicated to our Chief Financial Officer and Senior Vice President of Finance on a bi-weekly basis by our Chief Executive Officer.

Our Executive Committee approves and manages our investment and trading strategy. The Executive Committee has decades of experience in financial, investing and securities transactions. Led by our Founder and Executive Chairman, Milton C. (Todd) Ault, III, we seek to find undervalued companies and disruptive technologies with a global impact. We use a traditional methodology for valuing securities that primarily looks for deeply depressed prices. Upon making an investment, we often become actively involved in the companies we seek to acquire. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling or sizable but non-controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. Mr. Ault relies heavily on William B. Horne, our Vice Chairman and Chief Executive Officer, and Henry Nisser, our President and General Counsel, to provide analysis and guidance on all acquisition targets and throughout the acquisition process.

Ault Lending, LLC, a wholly owned subsidiary of the Company (“Ault Lending”) uses its considerable financial experience, data analytics, and a credit scoring model to assess the creditworthiness of each small business borrower applicant. If the business meets Ault Lending’s criteria, Ault Lending sets the initial interest rate according to its credit and financial models. The final interest rate offered to the borrower will be determined by Ault Lending’s interpretation of the marketplace. In order to borrow from Ault Lending, borrowers must display characteristics indicative of durable business and financial situations. These include factors such as revenue, time in business, number of employees, and financial and credit variables. In order to qualify, business borrower applicants must be approved through Ault Lending’s underwriting process, which analyzes credit and financial data of both the business and the business owner. Ault Lending takes into account several business factors (including revenue, age of business, cash flows, and other variables). The underwriting process determines the loan amount to approve, how loans will be priced, and whether to include a blanket lien, as well as additional factors (including length of loan, estimated default rates by type and grade, and general economic environment).

Our Executive Committee, which is comprised of our Executive Chairman, Chief Executive Officer and President, acts as the underwriting committee for Ault Lending and must approve all lending transactions. The Executive Committee has decades of experience in financial, investing and securities transactions. Under its business model, Ault Lending generates revenue through origination fees charged to borrowers and interest generated from each loan. Ault Lending may also generate income from appreciation of investments in marketable securities as well as any shares of Class A Common Stock underlying convertible notes or warrants issued to Ault Lending in any particular financing.

Board Leadership Structure and Role in Risk Oversight

Our Board as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board our risks and the manner in which we manage or mitigate such risks. While our Board has the ultimate responsibility for our risk oversight, our Board works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures; our Compensation Committee evaluates the risks associated with our compensation philosophy and programs and strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives; and our Nomination and Governance Committee oversees risks associated with our Code of Ethical Conduct and other policies encompassed within corporate governance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Executive officers, directors and ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of Forms 3, 4 and 5 received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2025, all such filing requirements applicable to our officers, directors and ten percent stockholders were fulfilled with the following exceptions: three reports, covering a total of five transactions, were inadvertently filed late by Milton C. Ault, III; and two reports, covering a total of seven transactions, were inadvertently filed late by Ault & Company, Inc.

Code of Ethics

The Board has adopted an Amended and Restated Code of Business Conduct and Ethics for Employees, Executive Officers and Directors (the “Code”) which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. The Code applies to our principal executive officer, principal financial officer, principal accounting officer, controller or person performing similar functions as well as all our employees. The Code is designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations. The full text of our Code is published on our website at www.ault.com. We will disclose any substantive amendments to the Code or any waivers, explicit or implicit, from a provision of the Code on our website or in a current report on Form 8-K. Upon request to our Executive Chairman, Milton C. Ault, III, we will provide without charge, a copy of our Code.

Among other matters, the Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code to appropriate persons identified in the code; and

•	accountability for adherence to the Code.

Waivers to the Code may be granted only by the Board upon recommendation of the Audit Committee. In the event that the Board grants any waivers of the elements listed above to any of our officers, we expect to promptly disclose the waiver as required by law or the private regulatory body.

Director Compensation

The Company pays each independent director an annual base amount of $55,000 annually, other than Messrs. Smith and Lorber, who receives a base amount of $65,000 annually due to the additional services provided by Mr. Smith as a lead independent director and Mr. Lorber as Audit Committee Chairman. Additionally, our Board makes recommendations for adjustments to an independent director’s compensation when the level of services provided is significantly above what was anticipated. In addition, independent directors are eligible, at the Board’s discretion, to receive a bonus.

The table below sets forth, for each non-employee director, the total amount of compensation related to his service during the year ended December 31, 2025:

	Fees earned or	Stock	Option	All other
Name	paid in cash ($)	awards ($)	awards ($)	compensation ($)	Total ($)
Robert O. Smith	131,000	—	—	—	131,000
Jeffrey A. Bentz	121,000	—	—	—	121,000
Mordechai Rosenberg	105,000	—	—	—	105,000
Michael Lorber(1)	—	—	—	—	—

(1)       Mr. Lorber did not join the Board until January 19, 2026.

Required Vote and Board Recommendation

The election of the directors of the Company requires the affirmative vote of a plurality of the shares of the Company’s Eligible Voting Capital Stock present in person or represented by proxy at the Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute a majority.

The Board unanimously recommends that the stockholders vote “FOR” each of the director nominees.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of CBIZ LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2026, subject to ratification of the appointment by the Company’s stockholders. No representative of CBIZ LLP is expected to attend the Meeting.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2025

The Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s internal controls and financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Fees Paid to Auditor

The following table shows the aggregate fees billed to us for professional services by CBIZ CPAs PC and Ziv Haft for the year ended December 31, 2025 and Marcum LLP for the year ended December 31, 2024:

	2025	2024
Audit Services	$1,648,000	$1,623,000
Audit-Related Services	—	—
Tax Services	—	—
All Other Services	—	—
Total	$1,648,000	$1,623,000

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our financial statements for the years ended December 31, 2025 and 2024, for the reviews of the financial statements included in our quarterly reports on Form 10-Q during 2025 and 2024, and for other services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for other engagements under professional auditing standards, accounting and reporting consultations, internal control-related matters, and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate fees billed in each of the last two years for products and services provided by the independent auditors that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

Pre-Approval Policies and Procedures

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Hyperscale Data, Inc. has furnished the following report on its activities during the fiscal year ended December 31, 2025. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act, except to the extent that Hyperscale Data, Inc. specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of our financial statements. For the fiscal year ended December 31, 2025, the members of the Audit Committee were Messrs. Smith, Bentz and Rosenberg, each of whom was an independent director as defined by the applicable NYSE American and SEC rules.

In fulfilling its responsibilities, the Audit Committee appointed independent auditors CBIZ CPAs PC, for the fiscal year ended December 31, 2025. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management the Company’s audited financial statements and the adequacy of its internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of our independent auditor’s audits, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16—Communications with Audit Committees. The Company’s independent auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditor the independent auditor’s independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Mr. Robert O. Smith, Mr. Jeffrey Bentz and Mr. Mordechai Rosenberg

Required Vote and Board Recommendation

The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company’s Eligible Voting Capital Stock present in person or by proxy and voting at the Meeting.

The Board unanimously recommends that the stockholders vote “FOR” the ratification of CBIZ LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF CLASS A COMMON STOCK

Our Board has adopted resolutions (1) declaring that submitting an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our Common Stock for their approval.

If approved by our stockholders, the Reverse Stock Split proposal would permit (but not require) our Board to effect a reverse stock split of the Class A Common Stock at any time prior to December ___, 2027 by a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion.  We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.  In determining a ratio, if any, following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•	The continued listing requirements of the NYSE American;

•	the historical trading price and trading volume of our Class A Common Stock;

•	the number of shares of our Class A Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Class A Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Class A Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board, no fewer than two and no more than ten shares of existing Class A Common Stock, as determined by our Board, will be combined into one share of Class A Common Stock.  The amendment to our Company’s Certificate of Incorporation to effect a reverse stock split, if any, will include only the reverse split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

To avoid the existence of fractional shares of our Class A Common Stock, the Company will pay cash in lieu of fractional shares as described below.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the market price of our Class A Common Stock to enhance our ability to meet the continued listing requirements of the NYSE American and to make our Class A Common Stock more attractive to a broader range of institutional and other investors.  In addition to increasing the market price of our Class A Common Stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below.  Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

Given that the low share price of the Class A Common Stock has continued through the date of this Proxy Statement, the Board has determined that undertaking the Reverse Stock Split is very likely necessary in order to retain our listing on the Exchange.

We believe that the Reverse Stock Split will enhance our ability to maintain our listing on the NYSE American.  Reducing the number of outstanding shares of our Class A Common Stock should, absent other factors, increase the per share market price of our Class A Common Stock, though we cannot provide any assurance that the price of our Class A Common Stock would, whether immediately or over the longer term, reflect the ratio of any Reverse Stock Split we may effectuate.

Additionally, we believe that the Reverse Stock Split will make our Class A Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Class A Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Class A Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the Reverse Stock Split will make our Class A Common Stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our Class A Common Stock.

Reducing the number of outstanding shares of our Class A Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Class A Common Stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Class A Common Stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Class A Common Stock will increase following the Reverse Stock Split or that the market price of our Class A Common Stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our Class A Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A Common Stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our Class A Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.  The exact timing of the filing of the certificate of amendment that will effectuate the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.  If a certificate of amendment effectuating the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on December __, 2027, our Board will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Class A Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of two and a maximum of ten shares of existing Class A Common Stock will be combined into one new share of Class A Common Stock.  The table below shows, as of the Record Date, the number of outstanding shares of Class A Common Stock that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Class A Common Stock Following the Reverse Stock Split

1 for 2
1 for 4
1 for 6
1 for 8
1 for 10

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our Class A Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Class A Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of fractional shares.  In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Class A Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Class A Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our Class A Common Stock will continue to be listed on the NYSE American under the symbol “GPUS.”

Class B Common Stock

While our stockholders are not being asked to vote on a reverse stock split of the Class B Common Stock, you should be aware that, in the event the stockholder approve this proposal and the Board subsequently determines to effectuate the Reverse Stock Split using a certain ratio, the Company will be obligated under the Corporation’s Certificate of Incorporation and Delaware General Corporation Law to reduce the number of our shares of Class B Common Stock by the same ratio.

Beneficial Holders of Class A Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Class A Common Stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  Stockholders who hold shares of our Class A Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Class A Common Stock (i.e., stockholders whose names are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Class A Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the Class A Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Class A Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Class A Common Stock

Stockholders holding shares of our Class A Common Stock in certificated form will be sent a transmittal letter by the exchange agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Class A Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Class A Common Stock (the “New Certificates”).

No new post-Reverse Split Class A Common Stock will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a Direct Registration Statement representing the number of whole shares of Class A Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Class A Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for post-Reverse Split Class A Common Stock. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), a New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Prevailing market prices

We will not issue fractional shares in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares because the number of shares of Class A Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) from our Exchange Agent in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

We currently anticipate that, in lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of Class A Common Stock shall be issued to the Exchange Agent for the Class A Common Stock, as agent, for the accounts of all holders of record of Class A Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Exchange Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Class A Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, if any, the Exchange Agent will pay to such holders of record their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards, Warrants and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the board of directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Class A Common Stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Class A Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the board of directors, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our Class A Common Stock per share, which will remain $0.001.  As a result, as of the Effective Time, the stated capital attributable to Class A Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of Class A Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Class A Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Class A Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Class A Common Stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S.  expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Class A Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Class A Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Class A Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our Class A Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Class A Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Vote Required to Approve the Amendment and Recommendation

Under Delaware law and our charter documents, the Reverse Stock Split requires the receipt of the affirmative vote from the holders of a majority of the shares of the Eligible Voting Capital Stock cast at the Meeting.

Our Board recommends that stockholders vote “FOR” the amendment to the Certificate of Incorporation to authorize the Reverse Stock Split.

PROPOSAL NO. 4

APPROVAL, PURSUANT TO NYSE AMERICAN LISTING RULE 713(a), OF THE CONVERSION OF 7.5% OID CONVERTIBLE NOTES PURSUANT TO THE NOTE PURCHASE AGREEMENT WITH THE INVESTOR

We are asking our stockholders to approve the Note Financing Proposal which provides for the conversion by the Company of 7.5% OID Convertible Promissory Notes (the “Notes”) in the principal amount of up to $27,027,027.03 into the Class A Common Stock, some of which Notes were issued, and some of which could be issued, pursuant to the Note Purchase Agreement (the “Purchase Agreement”) dated November 6, 2026 (the “Execution Date”).

The Notes are being sold to an institutional investor (the “Investor”) for a purchase price of up to $25,000,000. The Notes are convertible, up to the NYSE Limit (as described below) into shares of Class A Common Stock (the “Conversion Shares”), at any time after NYSE American (“NYSE”) has approved the Supplemental Listing Application (the “SLAP”).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

We are seeking stockholder approval for the issuance of shares in excess of 19.99% of the total number of shares of Class A Common Stock outstanding as of the date of the Purchase Agreement. If this Proposal No. 4 is not approved by our stockholders, the Company will not be able to extinguish its debt to the Investor through permitting the Investor to fully convert its Notes. In that event, the Company anticipates it would need to seek alternative methods of repaying the debt owed to the Investor, likely under less favorable terms than those offered by the Investor.

Description of the Purchase Agreement, the Notes and the Offering

Description of the Purchase Agreement

On the Execution Date, the Company entered into the Purchase Agreement with the Investor pursuant to which the Investor agreed to acquire, and the Company agreed to issue and sell in a registered direct offering to the Investor (the “Offering”), a (i) $10,810,810.81 principal amount of convertible promissory note (the “Initial Note”), which Initial Note was issued and sold on the Execution Date, (ii) $5,405,405.41 principal amount of convertible promissory note (the “Second Note”), which Second Note was issued and sold on November ____, 2026 (the “Second Closing”) and (iii) potentially, a $10,810,810.81 principal amount of convertible promissory note issuable upon exercise of the Additional Investment Right (the “AIR”) (such note, the “AIR Note” and with the Initial Note and the Second Note, the “Notes” and with the Purchase Agreement, the “Transaction Documents”), which AIR Note would be issued and sold on or prior to the date that is three (3) months of the sale of the Second Note, in each case subject to customary closing conditions and in the case of the AIR Note, provided that the Additional Investment Right is exercised, which is subject to the Company’s and the Investor’s mutual agreement.

At any time on or prior to the three-month anniversary of the date when the Second Note has been sold (the “AIR Period”), the Purchaser and the Company may, by mutual agreement, sell and purchase the AIR Note for a purchase price equal to $10,000,000, on the same terms and conditions as applicable to the Second Closing as contained in the Transaction Documents. If the Company and the Purchaser agree to exercise the AIR, the Company and the Purchaser shall execute new documents substantially similar to the Transaction Documents and hold a closing for the additional investment represented by the AIR during the AIR Period.

Description of the Convertible Promissory Notes

All Notes carry an original issue discount of 7.5%. The Initial Note was sold to the Investor for a purchase price of $10,000,000, the Second Note was sold to the Investor for a purchase price of $5,000,000, and the AIR Note would, if the AIR is exercised, be sold to the Investor for a purchase price of $10,000,000. No Note will be issued pursuant to an indenture.

The Notes have an aggregate principal face amount of $27,027,027.03, which includes an original issue discount of $2,027,027.03. The Notes will accrue interest at the rate of 8% per annum, unless an event of default (as defined in the Notes) occurs, at which time the Notes would accrue interest at 18% per annum. The maturity date of the Notes (the “Maturity Date” shall initially mean February 5, 2027; provided, however, that after the Company has obtained stockholder approval for the issuance of the Notes (the
“Stockholder Approval”), and provided that the Company has not received notice that it is not in compliance with the rules of the NYSE, then the “Maturity Date” shall mean May 5, 2027.

Each Note is convertible into Conversion Shares at any time after NYSE approval of the Supplemental Listing Application at a conversion price equal to the lower of (A) $0.30 and (B) a 10% discount to the lowest daily volume-weighted average price during the five (5) Trading Days prior to the date of receipt of a conversion notice from the Investor, subject to a floor price of $0.1025 (the “Floor Price”).

The Company may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of the NYSE (the “NYSE Limit”) unless the Company first obtains Stockholder Approval. Pursuant to the Purchase Agreement, the Company agreed to file this proxy statement to obtain the Stockholder Approval.

Each Note contains, or will contain, as applicable, standard and customary events of default including, but not limited to, failure to pay amounts due under such Note when required, default in covenants, bankruptcy events, failure to obtain Stockholder Approval and suspension or delisting from trading of our Class A Common Stock on an eligible exchange.

The foregoing descriptions of the Purchase Agreement, the Note and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement filed as Exhibit 10.1, and the form of the Note filed as Exhibit 4.1, respectively, to the Current Report on Form 8-K filed with the SEC on November 9, 2026 and are incorporated herein by reference.

Description of the Offering

The offering of the Initial Note closed on November 6, 2026 (with the offering of the other Notes, the “Offering”).

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-291595) filed with the Securities and Exchange Commission (“SEC”) on November 17, 2025 and declared effective by the SEC on December 11, 2025. Prior to the filing of the above-referenced Current Report on Form 8-K, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Conversion Shares.

Stockholder Approval Requirement

As noted above, the Purchase Agreement provides that the number of shares to be issued to the Investor is initially limited to 19.99% of the total number of shares of Class A Common Stock outstanding as of the Execution Date until such time as the stockholders of the Company approve the issuance of additional shares, which consist of the remaining shares underlying the Notes. We have agreed to promptly seek such stockholder approval and are seeking such approval at the Meeting.

Rule 713(a) of the NYSE American requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of Class A Common Stock (or securities convertible into or exercisable for Class A Common Stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding Class A Common Stock, or equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, or when the issuance or potential issuance of additional shares will result in a change of control of the issuer. Stockholder approval of this Proposal 4 will constitute stockholder approval for purposes of Rule 713(a) of the NYSE American.

We are seeking stockholder approval for the issuance of a presently indeterminate number of shares of Class A Common Stock to the Investor in connection with the conversion of the Notes.  However, based on the Floor Price, the figure would at present result in the issuance of an aggregate of approximately 264 million shares of Class A Common Stock, not including any shares of Class A Common Stock issuable upon conversion of accrued interest.

Our stockholders are not entitled to dissenters’ rights with respect to this Proposal No. 4, and we will not independently provide stockholders with any such right.

Reasons for Transaction

As stated above, if this Proposal No. 4 is not approved by our stockholders, the Company will not be able to extinguish its debt to the Investor through permitting the Investor to fully convert its Notes. In that event, the Company anticipates it would need to seek alternative methods of repaying the debt owed to the Investor, likely under less favorable terms than those offered by the Investor.

Effect on Current Stockholders; Dilution

The Purchase Agreement does not affect the rights of the holders of outstanding Class A Common Stock, but the issuance of shares to the Investor pursuant to the terms of the Purchase Agreement will have a dilutive effect on our existing stockholders, including the voting power and the economic rights of the existing stockholders. If we were to issue the Investor all the approximately 264 million shares of Class A Common Stock which it may acquire with stockholder approval, assuming for present purposes that the entirety of the Notes, including the AIR Note, consist of an aggregate $27,027,027.03 principal face value of the Notes (including the AIR Note but excluding accrued but unpaid interest on any Note) is converted at the Floor Price, the Investor would have acquired approximately _______% of the ___________ shares of Class A Common Stock that would then have been outstanding as of the Record Date.

The availability for sale of a significant number of shares by the Investor may depress the market price of our Class A Common Stock and, going forward, may impair our ability to raise additional capital through the public sale of our Class A Common Stock. We do not have any arrangement with the Investor to address the possible effect on the price of our Class A Common Stock of the sale by the Investor of any Conversion Shares it may acquire.

Required Vote and Board Recommendation

The issuance of shares underlying the Notes to the Investor requires the receipt of the affirmative vote of a majority of the shares of the Eligible Voting Capital Stock cast at the Meeting.

The Board unanimously recommends a vote “FOR” the approval of the issuance of shares of Common Stock underlying the Notes to the Investor in order to comply with Rule 713(a) of the NYSE American.

PROPOSAL NO. 5

APPROVAL OF THE ADJOURNMENT OF THE MEETING

The proposal to adjourn the Meeting (the “Adjournment Proposal”) allows the Board to submit a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Meeting to approve any of the Proposals.

If stockholders approve the Adjournment Proposal, we could adjourn the Meeting and any subsequent, adjourned meeting of stockholders and use the additional time to solicit required proxies, including proxies from stockholders who previously may have returned properly executed proxies voting against any of the proposals adjourned. In no event will we solicit proxies to adjourn the Meeting beyond the date by which it may properly do so under Delaware law.

If the Adjournment Proposal is presented at the Meeting and such proposal is not approved by stockholders, the Board may not be able to adjourn the Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Meeting to approve one or more of the Proposals.

Required Vote and Board Recommendation

The Adjournment Proposal requires the receipt of the affirmative vote of a majority of the shares of the Company’s Eligible Voting Capital Stock present in person or by proxy and voting at the Meeting.

The Board unanimously recommends a vote “FOR” the Adjournment Proposal.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

Executive Officers

The executive officers are elected by our Board and hold office until their successors are elected and duly qualified. There are no family relationships between any of our directors or executive officers. The current executive officers of the Company are as follows:

Name	Age	Offices Held
Milton C. Ault, III	56	Executive Chairman of the Board
William B. Horne	58	Chief Executive Officer and Vice Chairman
Henry Nisser	58	President, General Counsel and Director
Kenneth Cragun	65	Chief Financial Officer

Biographical information about Mr. Ault is provided in “Proposal No. 1 – Election of Directors.”

Biographical information about Mr. Horne is provided in “Proposal No. 1 – Election of Directors.”

Biographical information about Mr. Nisser is provided in “Proposal No. 1 – Election of Directors.”

Kenneth S. Cragun

Mr. Cragun has been our Chief Financial Officer since August 2020 and between October 2018 and August 2020, served as our Chief Accounting Officer. Since June 2021, Mr. Cragun has served as Senior Vice President of Finance at Alzamend on a part-time basis. Between December 2018 and June 2021, Mr. Cragun served as the Chief Financial Officer of Alzamend. Mr. Cragun has been the Chief Financial Officer of Ault Disruptive since its inception in February 2021. Since September 2018, Mr. Cragun has served on the board of directors and Chairman of the Audit Committee of Verb Technology Company, Inc. Since July 2022, Mr. Cragun has served on the board of directors of MICS. He served as a CFO Partner at Hardesty, LLC, a national executive services firm between October 2016 and October 2018. His assignments at Hardesty included serving as Chief Financial Officer of CorVel Corporation, a publicly traded company and a nationwide leader in technology driven, healthcare-related, risk management programs, and of RISA Tech, Inc., a private structural design and optimization software company. Mr. Cragun was also Chief Financial Officer of two Nasdaq-traded companies, Local Corporation, a publicly held local search company (“Local Corp.”), from April 2009 to September 2016, and Modtech Holdings, Inc., from June 2006 to March 2009, a supplier of modular buildings. Prior thereto, he had financial leadership roles with increasing responsibilities at MIVA, Inc., ImproveNet, Inc., NetCharge Inc., C-Cube Microsystems, Inc, and 3-Com Corporation. Mr. Cragun began his professional career at Deloitte. Mr. Cragun holds a Bachelor of Science degree in accounting from Colorado State University-Pueblo.

Involvement in Certain Legal Proceedings

To our knowledge, and except as disclosed below, none of our current directors has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;*

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; **

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

* On March 28, 2025, our former majority owned subsidiary, Avalanche International Corp. (“AVLP”), filed a voluntary petition in the United States Bankruptcy Court for the District of Nevada seeking relief under the provisions of Chapter 7 of Title 11 of the United States Code. The filing placed AVLP under the control of the bankruptcy court, which oversaw its liquidation, which occurred in March 2025. Consequently, AVLP no longer exists and is therefore not a subsidiary of ours. Mr. Horne served as Chief Financial Officer of AVLP from June 2016 until its bankruptcy was effectuated in March 2025.

** The Company issued a press release on August 15, 2023 which summarized the terms of the Company’s and Messrs. Ault and Horne’s settlement with the SEC. The press release announced, in pertinent part, that, “Under terms of the settlement, the Company, Mr. Ault, and Mr. Horne neither admit nor deny the SEC’s findings, which do not entail intentional misconduct. The Company will pay a civil penalty of $700,000 that was fully accrued in the fourth quarter of 2022; Mr. Ault will pay disgorgement of $85,504 and a civil penalty of $150,000; and Mr. Horne will pay a civil penalty of $20,720. In addition, the Company has undertaken to retain an independent consultant to conduct a comprehensive review of the Company’s internal control over financial reporting and disclosure controls and procedures, and to issue a report providing recommendations for improvements.” All the foregoing payments were made in August 2023.

The action brought by the SEC alleged that (i) the Company had violated Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”) and Sections 13(a), 13(b)(2)(A), 13(b)(2)(B) and 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Exchange Act Rules 12b-20, 13a-1, 13a-11, 13a-13, 13a-15(a), 14a-3, and 14a-9 thereunder, (ii) Mr. Ault had violated, and caused the Company to violate, Sections 17(a)(2) and 17 (a)(3) of the Securities Act and Exchange Act Section 14(a) and Exchange Act Rules 14a-3 and 14a-9, caused the Company’s violations of Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) and Exchange Act Rules 13a-1, 13a-11, 13a-13, and 12b-20, and violated Exchange Act Rule 13b2-1, and (iii) Mr. Horne violated Exchange Act Rule 13b2-1 and caused the Company’s violations of Exchange Act Sections 13(b)(2)(A) and 13(b)(2)(B). In summary, the foregoing sections and rules relate to alleged violations of U.S. federal securities laws consisting of, without limitation, material misstatements regarding certain businesses of the Company, the failure to disclose interests in related person transactions, improper recording of purported consulting services, erroneous accounting of investments, and the failure to maintain accounting and disclosure controls.

Further, the SEC ordered each of the Company, Mr. Ault and Mr. Horne cease and desist from committing or causing any violations and future violations of the foregoing sections and rules of the Securities Act and Exchange Act that the SEC had alleged had been violated by each of them.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the years ended December 31, 2025 and 2024, by our principal executive officer. Because we are a Smaller Reporting Company, we only have to report information of our principal executive officer and our two other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Milton C. Ault, III	2025	400,000	1,016,667	-	-	150,229	1,566,896
Executive Chairman of the Board	2024	400,000	16,667	-	-	126,950	543,617
William B. Horne	2025	466,667	1,220,833	-	-	88,876	1,776,376
Chief Executive Officer	2024	400,000	16,667	-	-	84,502	501,169
Henry C. Nisser	2025	366,667	766,667	-	-	51,556	1,184,890
President and General Counsel	2024	300,000	12,500	-	-	24,921	337,421

(1)	The amounts in “All Other Compensation” consist of 401(k) matching amounts, vehicle allowance, personal use of the Company’s corporate aircraft, health insurance benefits, long-term and short-term disability insurance benefits, travel and entertainment expenses and certain perquisites. For 2025, “Other Perquisites” includes the aggregate incremental cost to the Company of personal benefits provided to executive officers. For Mr. Nisser, this includes a one-time gift of a personal item with a value of $22,650. The personal use of corporate aircraft, reflects the incremental cost to Hyperscale Data for use of the corporate aircraft, determined on the basis of the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense. Summary table of “All Other Compensation” for the year ended December 31, 2025 is set forth below:

Name	401(k) Matching Contribution ($)	Automobile Expenses ($)	Personal Use of Aircraft ($)	Other Perquisites ($)	Medical and Life Insurance Benefits ($)	Total All Other Compensation ($)
Milton C. Ault, III	17,500	12,000	90,766	-	29,963	150,229
William B. Horne	17,500	12,000	-	-	59,376	88,876
Henry C. Nisser	17,500	-	-	22,650	11,406	51,556

Compensation from Related Companies

The compensation table above does not include compensation paid to those executives from related companies for the year ended December 31, 2025 as set forth below:

	Alzamend		Circle 8
Name	Board Fees	Officer Compensation	Board Fees
Milton C. Ault, III	$25,000	$-	$-
William B. Horne	$50,000	$-	$25,000
Henry C. Nisser	$-	$50,000	$-

Employment Agreements

Milton C. Ault, III

On June 17, 2018, the Company entered into a ten-year executive employment agreement with Milton C. Ault, III, to serve as Chief Executive Officer of the Company.  On January 19, 2021, Mr. Ault was appointed as Executive Chairman of the Company. For his services, Mr. Ault will be paid a base salary of $400,000 per annum (the “Base Salary”).

Pursuant to the terms and subject to the conditions set forth in the agreement, if the Company meets or exceeds criteria adopted by the Company’s compensation committee (the “Compensation Committee”) for earning bonuses which shall be adopted by the Compensation Committee annually, Mr. Ault shall be eligible to receive an annual bonus, which percentage shall be based on achievement of applicable performance goals determined by the Compensation Committee.

In addition, Mr. Ault shall be eligible to receive a performance-based award (the “CEO Performance Award”), provided that the Company, for any given fiscal year during the term of this agreement, meets the following criteria: (A) an increase in revenue, as calculated under GAAP over the previous fiscal year as reported in the Annual Report on Form 10-K or successor form for such fiscal year; provided that any increase less than thirty-five percent (35%) (the “Revenue Percentage”) shall reduce the CEO Performance Award correspondingly; (B) positive net income, as calculated under GAAP, as reported in the Annual Report on Form 10-K or successor form for such fiscal year, provided that any increase less than five percent (5%) (the “Net Income Percentage”) shall reduce the CEO Performance Award correspondingly; and (C) positive net cash flow from operations on a year-to-year basis, where cash flow is defined as the net amount of cash and cash-equivalents being transferred into and out of the Company. The CEO Performance Award shall consist of a number of shares of the Company’s common stock having a maximum value equal to ten percent (10%) of any appreciation in the Company’s Market Capitalization above the High Water Mark (as such terms are defined in the agreement) as measured by the daily average closing bid price of the Company’s common stock for the applicable fiscal year subject to proration obtained by the product of Revenue Percentage and the Net Income Percentage. If the CEO Performance Award in a fiscal year is less than ten percent (10%) due to a reduction caused by an annual shortfall in either the Revenue Percentage or the Net Income Percentage, the prior year’s targets would be deemed to have been achieved if a corresponding overage in a subsequent fiscal year results in the achievement of the cumulative targets.  The annual and cumulative targets for revenue and net income, which are provided solely for the purpose of establishing cumulative totals, are set forth in the agreement.

Upon termination of Mr. Ault’s employment (other than upon the expiration of the employment), Mr. Ault shall be entitled to receive: (A) any earned but unpaid base salary through the termination date; (B) all reasonable expenses paid or incurred; and (C) any accrued but unused vacation time.

Further, unless Mr. Ault’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Ault’s employment, the Company shall pay to Mr. Ault a “Separation Payment” as follows:  (A)  an amount equal to four (4) weeks of base salary for each full year of service and credit for his service commencing from September 22, 2016, (B) should Mr. Ault provide the Company with a separation, waiver and release agreement  within 60 days of termination, then the Company shall: (i) pay his base salary until the last to occur (the “Separation Period”) of (1) the expiration of the remaining portion of the initial term or the then applicable renewal term, as the case may be, but in no event an amount greater than the Base Salary payable should either such period expire within two years, or (2) the 12-month period commencing on the date Mr. Ault is terminated, payable in one lump sum; (ii) provide during the Separation Period the same medical, dental, long-term disability and life insurance; and (iii) pay an amount equal to the product obtained by multiplying (x) the maximum annual bonus as Mr. Ault would have been otherwise entitled to receive by (y) the fraction in which the numerator is the number of calendar months worked including the entire month in which severance occurred and the denominator of which is 12; and (iv) all outstanding options and other equity awards shall immediately vest and become fully exercisable for a period of 24 months.  Finally, upon the occurrence of a change in control, Mr. Ault will be paid an amount equal to the greater of: (i) five times his then current Base Salary or (ii) the Separation Payment amount set forth above, without regard to whether Mr. Ault continues in the employ of the Company or its successor.

William B. Horne

On January 25, 2018, we entered into an employment agreement with William Horne to serve as Chief Financial Officer and Executive Vice President of the Company and its subsidiaries for an initial term through September 30, 2022, which automatically renews thereafter for successive one-year terms unless either party provides written notification at least four months prior to the end of a term of their desire to terminate.  Mr. Horne’s base salary was $300,000 per annum, which was increased to $400,000 effective April 1, 2023 and further increased to $500,000, effective May 1, 2025. Mr. Horne is eligible to receive an annual cash bonus equal to a percentage of his annual base salary based on achievement of applicable performance goals determined by the Company’s compensation committee.

Upon termination of Mr. Horne’s employment (other than upon the expiration of the employment), Mr. Horne shall be entitled to receive: (i) any earned but unpaid base salary through the termination date; (ii) all reasonable expenses paid or incurred; and (iii) any accrued but unused vacation time.

Further, unless Mr. Horne’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Horne’s employment, the Company shall pay to Mr. Horne a “Separation Payment” as follows:  (A)  an amount equal to four weeks of base salary for each full year of service, (B) should Mr. Horne provide the Company with a separation, waiver and release agreement  within 60 days of termination, then the Company shall: (i) pay his base salary until the last to occur (the “Separation Period”) of (1) the expiration of the remaining portion of the initial term or the then applicable renewal term, as the case may be, or (2) the 12-month period commencing on the date Mr. Horne is terminated, payable in one lump sum; (ii) provide during the Separation Period the same medical, dental, long-term disability and life insurance; and (iii) pay an amount equal to the product obtained by multiplying (x) the maximum annual bonus as Mr. Horne would have been otherwise entitled to receive by (y) the fraction in which the numerator is the number of calendar months worked including the entire month in which severance occurred and the denominator of which is 12; and (iv) all outstanding options and other equity awards shall immediately vest and become fully exercisable for a period of 24 months.  Finally, upon the occurrence of a change in control, Mr. Horne will be paid an amount equal to four times his Separation Payment.

Henry Nisser

On April 12, 2019, the Company entered into an employment agreement (the “Agreement”) with Henry Nisser to serve as General Counsel and Executive Vice President of the Company and its subsidiaries for an initial term through May 1, 20223 which automatically renews thereafter for successive one-year terms unless either party provides written notification at least four months prior to the end of a term of their desire to terminate. The effective date of the Agreement was May 1, 2019. Mr. Nisser’s base salary was $300,000 per annum, which was increased to $400,000 effective May 1, 2025.

Mr. Nisser is eligible to receive an annual cash bonus equal to a percentage of his annual base salary based on achievement of applicable performance goals determined by the Company’s compensation committee.

Mr. Nisser’s bonuses, if any, and all stock based compensation shall be subject to “Company Clawback Rights” if during the period that Mr. Nisser is employed by the Company and upon the termination of Mr. Nisser’s employment and for a period of two years thereafter, there is a restatement of any of the Company’s financial results from which any bonuses and stock based compensation to Mr. Nisser shall have been determined.

Upon termination of Mr. Nisser’s employment (other than upon the expiration of the employment), Mr. Nisser shall be entitled to receive: (A) any earned but unpaid base salary through the termination date; (B) all reasonable expenses paid or incurred; and (C) any accrued but unused vacation time.

Further, unless Mr. Nisser’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Nisser’s employment, the Company shall pay to Mr. Nisser a “Separation Payment” as follows: (a) an amount equal to four weeks of base salary for each full year of service, (b) commencing on the date that shall be one (1) year from the effective date, should Mr. Nisser provide the Company with a separation, waiver and release agreement within 30 days of termination, then the Company shall pay to Mr. Nisser the Base Salary (in effect immediately prior to the termination date) an amount equal to the lesser of what Mr. Nisser would have received if the employment period ended after (1) the expiration of the remaining portion of the initial term or the then applicable renewal term, as the case may be, or (2) the 18-month period commencing on the date Executive is terminated, payable in one lump sum; (ii) provide during the separation period the same medical, dental, long-term disability and life insurance; and (iii) pay an amount equal to the product obtained by multiplying (x) the maximum annual bonus as Mr. Nisser would have been otherwise entitled to receive by (y) the fraction in which the numerator is the number of calendar months worked including the entire month in which severance occurred and the denominator of which is 12; and (iv) all outstanding options and other equity awards shall immediately vest and become fully exercisable for a period of 24 months. Finally, upon the occurrence of a change in control, Mr. Nisser will be paid an amount equal to four times his Separation Payment.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing disclosure regarding the ratio of the annual total compensation of our principal executive officer to that of our median employee.

Our Chief Executive Officer and Principal Executive Officer is William B. Horne. For 2025, Mr. Horne’s total annual compensation was $1,776,376, as reported under “Total” in the Summary Compensation Table. Our median employee earned $52,275 in total compensation for 2025. Based on this information, the ratio of our principal executive officer’s annual total compensation to that of our median employee was approximately 34:1.

Our median employee is employed in our Circle 8 subsidiary.

Calculation Methodology

To identify our median employee, we determined our total employee population worldwide as of December 31, 2025, excluding our Chief Executive Officer, in accordance with Item 402(u) of Regulation S-K. As of that date, approximately 80% of our employee population was located in the United States and approximately 20% was located in non-U.S. jurisdictions.

We used full-year 2025 gross earnings as our consistently applied compensation measure. This measure included cash compensation (including base salary, wages, overtime, and bonuses) and equity-based compensation realized in 2025, as reflected in our internal payroll and compensation records.

For employees who were hired during 2025 and did not work for the full year, compensation was annualized in accordance with SEC rules. No cost-of-living adjustments were applied for employees in non-U.S. jurisdictions.

Once the median employee was identified, we calculated such employee’s annual total compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which is consistent with the methodology used to determine total compensation for our named executive officers as reported in the Summary Compensation Table.

Pay Versus Performance

Pay Versus Performance Table

The following table sets forth information concerning: (1) the compensation of our Chief Executive Officer, Mr. Horne (our principal executive officer, referred to below as “PEO”), and the average compensation of our other named executive officers (“NEOs”), Mr. Ault, our Executive Chairman, and Mr. Nisser, our President and General Counsel, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2023, 2024 and 2025; and (2) our cumulative total shareholder return (“TSR”), the cumulative TSR of our selected peer group (Keel Infrastructure Corp., Cipher Digital, Inc., CleanSpark, Inc., Hive Digital Technologies Limited, Riot Platforms, Inc., Titan Machinery Inc., Alta Equipment Group Inc., and BRC Group Holdings, Inc.), net loss and revenue over such years, in each case determined in accordance with SEC rules:

Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for NEOs ($)	Average Compensation Actually Paid to NEOs ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($)	Total Revenue ($)

2025	1,776,376	1,776,376	1,375,893	1,375,893	0.00	538.50	(75,039,000)	102,112,000

2024	543,617	543,617	440,519	440,519	0.02	277.39	(61,481,000)	106,662,000

2023	489,862	436,474	555,334	501,946	0.33	368.08	(232,402,000)	134,846,000

Compensation actually paid to our EC represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2025		2024		2023
Name	PEO ($)	Average of NEOs ($)	PEO ($)	Average of NEOs ($)	PEO ($)	Average of NEOs ($)

Summary compensation table total	1,776,376	1,375,893	501,169	440,519	489,862	555,334
Deduction for amounts reported under the stock awards column in the summary compensation table	-	-	-	-	-	-
Year end value of equity awards granted during year that remain unvested as of year-end	-	-	-	-	-	-
Year over year change in fair value of outstanding and unvested equity awards	-	-	-	-	-	-
Year over year change in fair value of equity awards granted in prior years and vested in the year	-	-	-	-	(53,388)	(53,388)
Compensation actually paid	1,776,376	1,375,893	501,169	440,519	436,474	501,946

Narrative Disclosure to Pay Versus Performance Table

Relationship between Financial Performance Measures

The line graphs below compare (i) the compensation actually paid to our EC and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) our peer group TSR, (iv) our net loss, and (v) our revenue, in each case, for the fiscal years ended December 31, 2023, 2024 and 2025.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested. The term “PEO” as used in the tables below refers to the EC, not the PEO.

Compensation Actually Paid vs Total Shareholder Return
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
Compensation Actually Paid
$600
$500
$400
$300
$200
$100
$-
Cumulative TSR (value of initial $100 investment)
2023
2024
2025
PEO
Average for Non-PEO NEOs
Ault Alliance, Inc.
Peer Group

Compensation Actually Paid vs Revenue
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
Compensation Actually Paid
$150,000,000
$125,000,000
$100,000,000
$75,000,000
$50,000,000
$25,000,000
$-
Revenue
2023
2024
2025
PEO
Average for Non-PEO NEOs
Revenue

Policies on Ownership, Insider Trading, 10b5-1 Plans and Hedging

We do not have formal stock ownership guidelines for our employees or directors, because the Board is satisfied that stock and option holdings among our employees or directors are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

We have established an insider trading policy that provides guidelines to, and imposes restrictions on, officers, directors and employees with respect to transactions in the Company’s securities. The Company’s insider trading policy prohibits certain actions by such individuals relating to buying and selling common stock of the Company, and discourages certain other actions in other situations. Such individuals are authorized to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer. Under these plans, the individual must not exercise any influence over the amount of the securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. Such plans provide a defense from insider trading liability.

We have not adopted any hedging policies.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.

During fiscal 2025, there were no equity grants made to our executive officers during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Advisory Vote on Executive Compensation

At the annual meeting of stockholders on December 29, 2025, the stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. An advisory vote on executive compensation is held every three years.

Stock Incentive Plans

The Company maintains equity incentive plans to provide long-term incentives to directors, officers, employees and consultants and to align their interests with those of stockholders.

On July 31, 2025, the Company adopted the 2025 Stock Incentive Plan (the “2025 Plan”), which was subsequently approved by the Company’s stockholders. The 2025 Plan authorizes the issuance of up to 1.6 million shares of Class A common stock pursuant to stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based awards. The 2025 Plan is the Company’s primary equity compensation plan.

In connection with the adoption of the 2025 Plan, no additional awards will be granted under prior equity compensation plans, including the Company’s 2016 Stock Incentive Plan, 2018 Stock Incentive Plan and 2022 Stock Incentive Plan.

The purpose of the Company’s equity incentive plans is to attract and retain qualified personnel, provide additional incentives to employees, directors and consultants, and promote the success of the Company’s business by aligning compensation with stockholder interests.

As of December 31, 2025, the Company had approximately 0.2 million stock options outstanding and 0.1 million shares available for future issuance under the 2025 Plan.

401(k) Plans

Hyperscale Data and TurnOnGreen have adopted tax-qualified employee savings and retirement plan, or 401(k) plans, which generally cover all of their full-time employees. Pursuant to the 401(k) plans, eligible employees may make voluntary contributions to the plan up to a maximum of pursuant to the current Internal Revenue Code limits. The Hyperscale Data and TurnOnGreen 401(k) plans include matching contributions at the rate of (1) $1.00 for each $1.00 contributed, up to 3% of the base salary and (2) $0.50 for each $1.00 contributed thereafter, up to 5% of the base salary and permits discretionary contributions. The 401(k) plans are intended to qualify under Sections 401(k) and 401(a) of the Internal Revenue Code of 1986, as amended. Contributions to such a qualified plan are deductible by the Company when made, and neither the contributions nor the income earned on those contributions is taxable to plan participants until withdrawn. All 401(k) plan contributions are credited to separate accounts maintained in trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our Class A Common Stock as of the Record Date by (1) each of our current directors; (2) each of the executive officers; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Common Stock based upon Schedules 13G or 13D filed with the SEC; and (4) all of our directors and executive officers as a group. As of the Record Date, there were ________ shares of our Class A Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities. Class A Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all Class A Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name and address of beneficial owner(1)	Number of shares beneficially owned	Approximate percent of class
Greater than 5% Beneficial Owners:
Ault & Company, Inc.
Directors and Officers:
Milton Ault, III
William Horne
Henry Nisser
Ken Cragun
Robert Smith
Mordechai Rosenberg
Jeffrey A. Bentz
Michael Lorber
All directors and executive officers as a group (eight persons)

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Hyperscale Data, Inc., 11411 Southern Heights Pkwy, Suite 190, Las Vegas, NV 89141.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee or in certain instances, a special committee of our Board, monitors and reviews issues involving potential conflicts of interest and approves all transactions with related persons as defined in Item 404 of Regulation S-K under the securities laws. Examples of such transactions that must be approved by our Audit Committee or a special committee of our Board include, but are not limited to any transaction, arrangement, relationship (including any indebtedness) in which:

•	the aggregate amount involved is determined to by the Audit Committee to be material;

•	we are a participant; and

•	any of the following has or will have a direct or indirect interest in the transaction:

•	an executive officer, director, or nominee for election as a director;

•	a greater than five percent beneficial owner of our Common Stock; or

•	any immediate family member of the foregoing.

When reviewing transactions with a related person, the Audit Committee or any special committee of our Board formed for that purpose applies the standards for evaluating conflicts of interest outlined in our written Code of Business Conduct and Ethics.

The following information sets forth certain related transactions between us and certain of our stockholders or directors.

Ault & Company, Inc.

Series C Preferred Stock Purchase Agreement

On November 6, 2023, we entered into the November 2023 SPA with A&C, pursuant to which we agreed to sell, in one or more closings, to A&C up to 50,000 shares of Series C Convertible Preferred Stock and the Series C Warrants to purchase up to 0.1 million shares of Class A Common Stock for a total purchase price of up to $50 million.

On March 25, 2024 we entered into an amendment to the (i) November 2023 SPA, (ii) the related Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Convertible Stock and (iii) the number of Series C Warrants, to provide for (A) an increase in the dollar amount of the Series C Convertible Preferred Stock that A&C may purchase from us from $50 million to $75 million and (B) extended the date of on which the final closing may occur to June 30, 2024, subject to A&C’s ability to further extended such date for ninety days.

On September 17, 2024, we and A&C entered into the Second Amendment. Pursuant to the Second Amendment, the “Termination Date” was amended from June 30, 2024 to December 31, 2024, in each case subject to the right of A&C to extend such date for an additional ninety (90) days.

As of the Record Date, A&C has purchased an aggregate of 50,000 shares of Series C Convertible Preferred Stock and Series C Warrants to purchase an aggregate of 84,470 Warrant Shares, for an aggregate purchase price of $50.0 million.

Additionally, until the earlier of (i) four years from the initial closing date of the November 2023 SPA or (ii) the date when A&C holds fewer than 10,000 shares of Series C Convertible Preferred Stock, the Company will be prohibited from (A) entering into any financing, whether debt or equity, other than conventional loans from a commercial bank, at a price per share less than the Series C Conversion Price (as defined below) or (B) entering into a variable rate financing transaction.

Further, for as long as A&C holds at least 10,000 shares of Series C Convertible Preferred Stock, A&C shall have a right to participate in any subsequent financing (a “Subsequent Financing”) allowing A&C to purchase such number of securities in the Subsequent Financing to allow A&C to maintain its percentage beneficial ownership of the Company that A&C held immediately prior to the Subsequent Financing.

On December 14, 2023, pursuant to the November 2023 SPA, we sold to A&C, in three separate closings that occurred on the closing date, an aggregate of 41,500 shares of Series C Convertible Preferred Stock and Series C Warrants to purchase 70,109 shares of Class A Common Stock, for a total purchase price of $41.5 million. At the Initial Closing, A&C purchased 21,500 shares of Series C Convertible Preferred Stock and Series C Warrants to purchase 36,321 shares of Class A Common Stock, for a purchase price of $21.5 million, paid in cash. Immediately upon the Initial Closing, we paid $20,432,876 to satisfy in full the outstanding secured convertible notes issued to the lenders pursuant to the Loan and Guarantee Agreement, dated November 7, 2022, as amended on July 19, 2023.

Promptly thereafter, at the Second Closing, A&C purchased 10,000 shares of Series C Convertible Preferred Stock and Series C Warrants to purchase 16,894 shares of Class A Common Stock, for a purchase price of $10.0 million, paid in cash. Immediately upon the Second Closing, we paid $10.0 million to partially satisfy the outstanding Senior Note. Promptly thereafter, at the Third Closing, A&C purchased another 10,000 shares of Series C Convertible Preferred Stock and Series C Warrants to purchase another 16,894 shares of Class A Common Stock, for a purchase price of $10.0 million, paid in cash. Immediately upon the Third Closing, we paid $7.5 million to satisfy the remaining outstanding balance on the outstanding Senior Note.

On December 14, 2023, we, along with the Guarantors entered into the Loan Agreement with institutional lenders, pursuant to which A&C borrowed $36 million and issued the Secured Notes to the lenders in the aggregate amount of $38.9 million.

Pursuant to the Loan Agreement, the Guarantors, as well as Milton C. Ault, III, our Executive Chairman and the Chief Executive Officer of A&C, agreed to act as guarantors for repayment of the Secured Notes. In addition, certain Guarantors entered into various agreements as collateral in support of the guarantee of the Secured Notes, including (i) a security agreement by Sentinum, pursuant to which Sentinum granted to the Lenders a security interest in (a) the Miners, (b) all of the digital currency mined or otherwise generated from the Miners and (c) the membership interests of ACS, (ii) a security agreement by the Company, Ault Lending, BNI Montana and AGREE, pursuant to which those entities granted to the lenders a security interest in substantially all of their assets, as well as a pledge of equity interests in Ault Aviation, AGREE, Sentinum, Third Avenue, Ault Energy, Eco Pack, and Circle 8 Holdco, (iii) a mortgage and security agreement by Third Avenue on the Florida Property, (iv) a future advance mortgage by ACS on the Michigan Property, (v) an aircraft mortgage and security agreement by Ault Aviation on the Aircraft, and (vi) deposit account control agreements over certain bank accounts held by certain of our subsidiaries.

In addition, pursuant to the Loan Agreement, we agreed to establish the Segregated Account, which would be used as a further guarantee of repayment of the Secured Notes. $3.5 million of cash was paid into the Segregated Account on the closing date. We are required to have the minimum balance in the Segregated Account be not less than $7 million, $15 million, $20 million and $27.5 million on the five-month, nine-month, one-year and two-year anniversaries of the closing date, respectively. In addition, starting on March 31, 2024, we are required to deposit $0.3 million monthly into the Segregated Account, which increases to $0.4 million monthly starting March 31, 2025. Further, we agreed to deposit into the Segregated Account, (i) up to the first $7 million of net proceeds, if any, from the sale of the Hilton Garden Inn in Madison West, the Residence Inn in Madison West, the Courtyard in Madison West, and the Hilton Garden Inn in Rockford; (ii) 50% of cash dividends (on a per dividend basis) received from Circle 8 on or after June 30, 2024; (iii) 30% of the net proceeds from any bond offerings we conduct, which shall not exceed $9 million in the aggregate; and (iv) 25% of the net proceeds from cash flows, collections and revenues from loans or other investments made by Ault Lending (including but not limited to sales of loans or investments, dividends, interest payments and amortization payments), which shall not exceed $5 million in the aggregate. In addition, if we decide to sell certain assets, we further agreed to deposit funds into the Segregated Account from the sale of those assets, including, (i) $15 million from the sale of the Florida Property, (ii) $11 million from the sale of the Aircraft, (iii) $17 million from the sale of the Michigan Property, (iv) $350 per Miner, subject to a de minimis threshold of $1 million, and (v) $10 million from the sale of Circle 8.

Amendments to Loan and Guarantee Agreement

On September 17, 2024, the loan and guarantee agreement, dated as of December 14, 2023, was amended, pursuant to which the Company has guaranteed financial obligations of A&C borrowings, was amended regarding the Company’s obligations to fund the restricted cash Segregated Account.

The Company agreed to deposit in the Segregated Account: (i) $0.4 million monthly commencing on September 30, 2024 and ending on February 28, 2025; and (ii) $0.5 million monthly commencing on March 31, 2025 and ending on the earlier of the term loan maturity date, prepayment of the term loan in full or the date on which the balance of the Segregated Account exceeds 110% of the outstanding balance of the term loan. As of December 31, 2024, the Company had deposited $18.4 million in the Segregated Account.

On March 7, 2025 the loan and guarantee agreement, dated as of December 14, 2023, as amended, pursuant to which the Company has guaranteed financial obligations of A&C borrowings, was further amended regarding the Company’s obligations to fund the restricted cash Segregated Account.

Pursuant to the March 7, 2025 amendment, the Company agreed to deposit in the Segregated Account: (i) $0.2 million monthly commencing on April 11, 2025 and ending on June 11, 2025; and (ii) $0.4 million monthly commencing on July 11, 2025 and ending on the earlier of the term loan maturity date, prepayment of the term loan in full or the date on which the balance of the Segregated Account exceeds 110% of the outstanding balance of the term loan.

On September 29, 2026, the loan and guarantee agreement, dated as of December 14, 2023, was further amended, pursuant to which A&C borrowed an additional $21 million and issued secured promissory notes to the lenders in the aggregate amount of $22,580,645. In addition, the maturity date of all loans under the loan and guarantee agreement was extended until December 14, 2027.

A&C utilized the additional loan to provide a loan to Rockwell One Holdings, LLC (“Rockwell”) in an amount equal to the outstanding amount owed by Rockwell to its existing lender on the manufacturing facility located on a property in LaGrange, Georgia (the “Rockwell Property”). In return, A&C received a promissory note that is secured by a leasehold deed to secure debt (the “Leasehold Mortgage”), personal and corporate guarantees and assignment of rents and agreements, among other loan documents. The Leasehold Mortgage provides A&C a first priority security interest in the Rockwell Property. Rockwell is the tenant under a lease with the Development Authority of LaGrange, as landlord, on the Rockwell Property. Blackrod Holdings, LLC, an affiliate of Rockwell, manufactures and assembles its firearms and related products under the name “Remington” at the Rockwell Property. The Rockwell Property, including the Leasehold Mortgage and various rights that A&C has pursuant to the various loan documents, is collateral in support of the guarantee of the repayment of the notes under the loan and guarantee agreement.

Description of the Series C Convertible Preferred Stock

Conversion Rights

Each share of Series C Convertible Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Class A Common Stock at a conversion price equal to the greater of (i) $0.10 (the “Preferred Floor Price”), and (ii) 105% of the volume weighted average price of the Class A Common Stock during the ten trading days immediately prior to the date of conversion (the “Series C Conversion Price”). The Series C Conversion Price is subject to adjustment in the event of an issuance of Class A Common Stock at a price per share lower than the Series C Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The Preferred Floor Price will under no circumstances be adjusted for stock dividends, stock splits, stock combinations or similar transactions.

Voting Rights

The holders of the Series C Preferred Stock are entitled to vote with the Class A Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Company Law and the NYSE American, provided, however, that for purposes of complying with NYSE American regulations, the conversion price, for purposes of determining the number of votes the holder of Series C Convertible Preferred Stock is entitled to cast, shall not be lower than $538.125 (the “Series C Voting Floor Price”), which represents the closing sale price of the Class A Common Stock on the trading day immediately prior to the date of execution of the November 2023 SPA. The Series C Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

In addition, A&C will be entitled to elect such number of directors to the Board as shall be equal to a percentage determined by dividing (i) the number of shares of Class A Common Stock issuable upon conversion of the Series C Preferred Stock then owned by A&C (the “Conversion Shares”), by (ii) the sum of the number of shares of Class A Common Stock then outstanding plus the number of Conversion Shares.

Description of the Series C Warrants

On each closing date, the Company will issue A&C the Series C Warrants, which grant A&C the right to purchase a specified number of Class A Common Stock (the “Series C Warrant Shares”). The exercise price of the Series C Warrants is $118.39 (the “Series C Exercise Price”) and the number of Series C Warrant Shares is determined by dividing the actual investment amount by the Series C Exercise Price. The Series C Exercise Price is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events.

The Series C Warrants have a five-year term, expiring on the fifth anniversary of the date of issuance, and become exercisable on the first business day after the six-month anniversary of the date of issuance.

Series G Preferred Stock Purchase Agreement

On December 21, 2024, we entered into the December 2024 SPA with A&C, pursuant to which we agreed to sell, in one or more closings, to A&C up to 25,000 shares of Series G Convertible Preferred Stock and the Series G Warrants to purchase up to 84,470 million shares of Class A Common Stock for a total purchase price of up to $25 million.

The December 2024 SPA shall automatically terminate if the closing has not occurred prior to December 31, 2025, though such date may be extended by A&C as set forth in the December 2024 SPA. The December 2024 SPA provides that the financing may be conducted through one or more closings.

As of the Record Date, A&C has purchased an aggregate of 960 shares of Series G Convertible Preferred Stock and Series G Warrants to purchase an aggregate of 32,444 Warrant Shares, for an aggregate purchase price of $1.0 million.

Additionally, until the earlier of (i) four years from the initial closing date of the December 2024 SPA or (ii) the date when A&C holds fewer than 5,000 shares of Series G Convertible Preferred Stock, the Company will be prohibited from (A) entering into any financing, whether debt or equity, other than conventional loans from a commercial bank, at a price per share less than the Series G Conversion Price (as defined below) or (B) entering into a variable rate financing transaction.

Further, for as long as A&C holds at least 5,000 shares of Series G Convertible Preferred Stock, A&C shall have a right to participate in a Subsequent Financing allowing A&C to purchase such number of securities in the Subsequent Financing to allow A&C to maintain its percentage beneficial ownership of the Company that A&C held immediately prior to the Subsequent Financing.

Description of the Series G Convertible Preferred Stock

Conversion Rights

Each share of Series G Convertible Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Class A Common Stock at a conversion price equal to the greater of (i) the Preferred Floor Price and (ii) 105% of the volume weighted average price of the Class A Common Stock during the ten trading days immediately prior to the date of conversion (the “Series G Conversion Price”). The Series G Conversion Price is subject to adjustment in the event of an issuance of Class A Common Stock at a price per share lower than the Series G Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The Preferred Floor Price will under no circumstances be adjusted for stock dividends, stock splits, stock combinations or similar transactions.

Voting Rights

The holders of the Series G Preferred Stock are entitled to vote with the Class A Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Company Law and the NYSE American, provided, however, that for purposes of complying with NYSE American regulations, the conversion price, for purposes of determining the number of votes the holder of Series G Convertible Preferred Stock is entitled to cast, shall not be lower than $31.22 (the “Series G Voting Floor Price”), which represents the closing sale price of the Class A Common Stock on the trading day immediately prior to the date of execution of the December 2024 SPA plus the estimated value of the Series G Warrants. The Series G Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

In addition, A&C will be entitled to elect such number of directors to the Board as shall be equal to a percentage determined by dividing (i) the number of shares of Class A Common Stock issuable upon conversion of the Series G Preferred Stock then owned by A&C (the “Conversion Shares”), by (ii) the sum of the number of shares of Class A Common Stock then outstanding plus the number of Conversion Shares.

Description of the Series G Warrants

On each closing date, the Company will issue A&C the Series G Warrants, which grant A&C the right to purchase a specified number of shares of Class A Common Stock (the “Series G Warrant Shares”). The exercise price of the Series G Warrants is $5.918 (the “Series G Exercise Price”) and the number of Series G Warrant Shares is determined by dividing the actual investment amount by the Series G Exercise Price. The Series G Exercise Price is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events.

The Series G Warrants have a five-year term, expiring on the fifth anniversary of the date of issuance, and become exercisable on the first business day after the six-month anniversary of the date of issuance.

Series H Preferred Stock Purchase Agreement

On July 31, 2025, we entered into the SPA with A&C, pursuant to which we agreed to sell, in one or more closings, to A&C up to 100,000 shares of Series H Convertible Preferred Stock for a total purchase price of up to $100 million.

Pursuant to an amendment to the SPA entered into by and between the Company and A&C, the SPA shall automatically terminate if the final closing has not occurred prior to December 31, 2027, though such date may be extended by A&C as set forth in the SPA. The SPA provides that the financing may be conducted through one or more closings.

As of the Record Date, A&C has purchased an aggregate of __________ shares of Series H Convertible Preferred Stock for an aggregate purchase price of $_________ million.

Additionally, until the earlier of (i) four years from the initial closing date of the SPA or (ii) the date when A&C holds fewer than 5,000 shares of Series H Convertible Preferred Stock, the Company will be prohibited from (A) entering into any financing, whether debt or equity, other than conventional loans from a commercial bank, at a price per share less than the Series H Conversion Price (as defined below) or (B) entering into a variable rate financing transaction.

Further, for as long as A&C holds at least 5,000 shares of Series H Convertible Preferred Stock, A&C shall have a right to participate in a Subsequent Financing allowing A&C to purchase such number of securities in the Subsequent Financing to allow A&C to maintain its percentage beneficial ownership of the Company that A&C held immediately prior to the Subsequent Financing.

Description of the Series H Convertible Preferred Stock

Conversion Rights

Each share of Series H Convertible Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Class A Common Stock at a conversion price equal to the greater of (i) the Preferred Floor Price, and (ii) 105% of the volume weighted average price of the Class A Common Stock during the ten trading days immediately prior to the date of conversion (the “Series H Conversion Price”). The Series H Conversion Price is subject to adjustment in the event of an issuance of Class A Common Stock at a price per share lower than the Series H Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The Preferred Floor Price will under no circumstances be adjusted for stock dividends, stock splits, stock combinations or similar transactions.

Voting Rights

The holders of the Series H Preferred Stock are entitled to vote with the Class A Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Company Law and the NYSE American, provided, however, that for purposes of complying with NYSE American regulations, the conversion price, for purposes of determining the number of votes the holder of Series H Convertible Preferred Stock is entitled to cast, shall not be lower than $3.60 (the “Series H Voting Floor Price”), which represents the closing sale price of the Class A Common Stock on the trading day immediately prior to the date of execution of the SPA. The Series H Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

In addition, A&C will be entitled to elect such number of directors to the Board as shall be equal to a percentage determined by dividing (i) the number of shares of Class A Common Stock issuable upon conversion of the Series H Preferred Stock then owned by A&C (the “Conversion Shares”), by (ii) the sum of the number of shares of Class A Common Stock then outstanding plus the number of Conversion Shares.

Nature of Related Parties

Ault & Company

Milton C. Ault, III, our Executive Chairman, is also the Chief Executive Officer and a director of A&C. William B. Horne, our Chief Executive Officer and Vice Chairman, is also Chief Financial Officer and a director of A&C. Henry Nisser, our President, General Counsel and a member of our board of directors, is also the President, General Counsel and a director of A&C.

As of the Record Date, A&C, of which Milton C. (Todd) Ault, III is the chief executive officer, beneficially owned _________ shares of our Class A Common Stock, consisting of (i) ___________ shares of Class A Common Stock owned, (ii) ____________ shares of Class B Common Stock that are convertible into ___________ shares of Class A Common Stock and carries the voting power of ___________ shares of Class A Common Stock, (iii) ___________ shares of Class A Common Stock issuable upon conversion of Series C Convertible Preferred Stock that carry the voting power of ___________ shares of Class A Common Stock, (iv) ___________ shares of Class A Common Stock issuable upon conversion of Series G Convertible Preferred Stock that carry the voting power of ___________ shares of Class A Common Stock, (v) ___________ shares of Class A Common Stock issuable upon conversion of Series H Convertible Preferred Stock that carry the voting power of ___________ shares of Class A Common Stock and (vi) ___________ shares of Class A Common Stock underlying warrants that are either presently exercisable or exercisable within 60 days of the Record Date. As of the Record Date, A&C beneficially owns approximately ________% of our Class A Common Stock and had the right to cast total votes of approximately ____% of all votes entitled to be cast at a stockholder meeting.

Although we have relied on A&C to finance us in the past, we cannot assure you that A&C will assist us in the future. We would far prefer to rely on A&C’s assistance compared to other sources of financing as the terms they provide us are in general more favorable to us than we could obtain elsewhere. However, Messrs. Ault, Horne and Nisser could face a conflict of interest in that they serve on the board of directors of each of A&C and our company. If they determine that an investment in our company is not in A&C’s best interest, we could be forced to seek financing from other sources that would not necessarily be likely to provide us with equally favorable terms.

Alzamend

On January 31, 2024, Ault Lending entered into the January 2024 SPA with Alzamend, pursuant to which Alzamend agreed to sell, in one or more closings, to Ault Lending up to 6,000 shares of ALZN Series B Preferred and ALZN Series B Warrants to purchase up to 66,667 shares of Alzamend common stock for a total purchase price of up to $6.0 million. Between January 31, 2024 and April 29, 2024, Ault Lending purchased an aggregate of 2,100 shares of ALZN Series B Preferred and warrants to purchase 23,333 shares of common stock for a total purchase price of $2.1 million. The purchase price was paid by the cancellation of $1.15 million of cash advances made by Ault Lending to ALZN between November 9, 2023 and January 31, 2024 and a subscription receivable of $70,000 and further cash proceeds of $880,000.

Description of the ALZN Series B Preferred

The terms of the ALZN Series B Preferred are as set forth in the Amended and Restated Certificates of Designations of the Rights, Preferences and Limitations of the Series B Convertible Preferred Stock, as amended (the “Series B Certificate of Designation”). Each share of ALZN Series B Preferred has a stated value of $1,000 per share (the “ALZN Stated Value”). The ALZN Series B Preferred does not accrue dividends.

Conversion Rights

Each share of ALZN Series B Preferred is convertible into a number of shares of Alzamend common stock (“ALZN Conversion Shares”) determined by dividing the ALZN Stated Value by $90.00 (the “ALZN Conversion Price”). The ALZN Conversion Price is subject to adjustment in the event of an issuance of common stock at a price per share lower than the ALZN Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events.

Voting Rights

The holders of the ALZN Series B Preferred are entitled to vote with the common stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Company Law and Nasdaq, provided however, that for purposes of complying with Nasdaq regulations, the conversion price, for purposes of determining the number of votes the holder of ALZN Series B Preferred is entitled to cast, shall not be lower than $78.57 (the “ALZN Voting Floor Price”). The ALZN Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

Liquidation Rights

In the event of liquidation, dissolution, or winding up of Alzamend, the holders of ALZN Series B Preferred have a preferential right to receive an amount equal to the ALZN Stated Value per share of ALZN Series B Preferred before any distribution to other classes of capital stock. If the assets are insufficient, the distribution will be prorated among the holders of ALZN Series B Preferred. The remaining assets, if any, will then be distributed pro rata to the holders of outstanding Alzamend common stock. Any transaction that constitutes a change of control transaction shall be deemed to be a liquidation under the Series B Certificate of Designation.

Description of the Series B Warrants

At each closing, Alzamend issued Ault Lending Series B Warrants, which grant Ault Lending the right to purchase a specified number of Alzamend common stock (the “ALZN Warrant Shares”). The exercise price of the Series B Warrants is $108.00 (the “ALZN Exercise Price”) and the number of ALZN Warrant Shares is equal to the number of ALZN Conversion Shares issuable upon the ALZN Series B Preferred issued at that closing. The ALZN Exercise Price is subject to adjustment in the event of an issuance of common stock at a price per share lower than the ALZN Exercise Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events.

The Series B Warrants become exercisable on the first business day after the six-month anniversary of issuance (the “ALZN Initial Exercise Date”) and have a five-year term, expiring on the fifth anniversary of the ALZN Initial Exercise Date.

Messrs. Ault, Horne and Nisser are each paid $50,000 annually by Alzamend.

Milton C. Ault, III, our Executive Chairman, is also the Vice Chairman of Alzamend. William B. Horne, our Chief Executive Officer and Vice Chairman, is also the Chairman of Alzamend. Henry Nisser, our President, General Counsel and a member of our board of directors, is also the Executive Vice President, General Counsel and a director of Alzamend.

AVLP

Prior to the filing of Chapter 7 bankruptcy by AVLP in March 2025, Mr. Ault was paid $100,000 annually by AVLP, and each of Messrs. Horne and Nisser was paid $50,000 annually by AVLP.

Milton C. Ault, III and William Horne, our Executive Chairman and Chief Executive Officer, respectively, and two of our directors were directors of AVLP until its liquidation in March 2025. In addition, Philou Ventures, of which A&C is the Manager, was until March 2025 the controlling stockholder of AVLP. Mr. Ault is the Executive Chairman of AVLP. Further, Henry Nisser, our President, General Counsel and one of our directors, was the Executive Vice President and General Counsel of AVLP.

Director Independence

	Independent	Audit Committee	Nominating and Governance Committee	Compensation Committee
Director
Milton C. Ault III	No
William B. Horne	No
Henry Nisser	No
Robert O. Smith	Yes	X	X	X
Jeffrey A. Bentz	Yes	X	X	C
Mordechai Rosenberg	Yes	X	C	X
Michael Lorber	Yes	C

____________

C – Chairman of committee

X – Member of committee

PROPOSALS OF STOCKHOLDERS FOR THE 2027 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2027 Annual Meeting of stockholders, you may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals (other than nominees for directors) must be received at the Company’s principal executive office, at the following address 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV 89141, Attention: Corporate Secretary, no later than ________ ___, 2027 (120 days before the anniversary of this year’s mailing date).

A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) such information regarding each director nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U. S. Securities and Exchange Commission, or the SEC, had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board; (iv) if applicable, the consent of each nominee to be named in the proxy statement and to serve as director of the Company if so elected; (v) the class and number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (vi) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

Stockholder proposals intended to be presented at the 2027 Annual Meeting must be received by the Company no later than reasonable time in advance of the date of the 2026 Annual Meeting, which in the Company’s opinion would be no less than 120 days before that date (pursuant to Rule 14a-8 of the Exchange Act) to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. The Company has yet to determine the date of its 2027 Annual Meeting. Proposals should be addressed to Hyperscale Data, Inc., Attention: Corporate Secretary, 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV 89141.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2027 Annual Meeting, the federal securities laws require stockholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-4 of the Exchange Act), be given no less than a reasonable time in advance of the date of the 2027 Annual Meeting, which in the Company’s opinion would be no less than 45 days before that date. The Company has yet to determine the date of its 2027 Annual Meeting. Any such notice must be provided to Hyperscale Data, Inc., Attention: Corporate Secretary, 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV 89141. If a stockholder fails to provide timely notice of a proposal to be presented at the 2027 Annual Meeting, the chairman of the meeting will declare it out of order and disregard any such matter.

OTHER BUSINESS

The Board knows of no business to be brought before the Meeting other than as set forth above. If other matters properly come before the stockholders at the Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

/s/ Milton C. Ault, III
Milton C. Ault, III
Executive Chairman of the Board

November __, 2026